Exhibit 4.2

CELANESE US HOLDINGS LLC

THE GUARANTORS PARTY HERETO, as Guarantors

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

and

COMPUTERSHARE TRUST COMPANY, N.A., as Base Trustee

(as successor to Wells Fargo Bank, National Association)

5.900% Senior Notes due 2024

6.050% Senior Notes due 2025

6.165% Senior Notes due 2027

6.330% Senior Notes due 2029

6.379% Senior Notes due 2032

TWELFTH SUPPLEMENTAL INDENTURE

Dated as of July 14, 2022

to

INDENTURE

Dated as of May 6, 2011

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Exhibit A-1	—	Form of 2024 Note

Exhibit A-2	—	Form of 2025 Note

Exhibit A-3	—	Form of 2027 Note

Exhibit A-4	—	Form of 2029 Note

Exhibit A-5	—	Form of 2032 Note

Exhibit B-1	—	Form of Notation of Subsidiary Guarantee

Exhibit B-2	—	Form of Notation of Parent Guarantee

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TWELFTH SUPPLEMENTAL INDENTURE, dated as of July 14, 2022, among CELANESE US HOLDINGS LLC, a Delaware limited liability company (the “Issuer”), the Guarantors (as defined herein), COMPUTERSHARE TRUST COMPANY, N.A., as successor to Wells Fargo Bank, National Association, as trustee under the Base Indenture (as defined below) (the “Base Trustee”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as series trustee under the Indenture (as defined below) in respect of the series of Notes (as defined below) to be issued by the Issuer pursuant to this Twelfth Supplemental Indenture (the “Trustee”).

RECITALS

WHEREAS, the Issuer and the Base Trustee entered into an Indenture, dated as of May 6, 2011 (the “Base Indenture”), pursuant to which debentures, notes or other debt instruments of the Issuer may be issued in one or more series from time to time;

WHEREAS, Base Trustee has acted and will continue to act as Trustee (as defined under the Base Indenture) in respect of all series of Securities which have been issued under the Base Indenture prior to the date of this Twelfth Supplemental Indenture and remain outstanding;

WHEREAS, Section 2.2 of the Base Indenture permits the forms and terms of the Securities of any series as permitted in Sections 2.1 and 2.2 of the Base Indenture to be established in an indenture supplemental to the Base Indenture;

WHEREAS, Section 2.2.7 of the Base Indenture provides that a supplemental indenture establishing a series of Securities shall establish a trustee, authenticating agent and paying agent with respect to such series of Securities, if different from those set forth in the Base Indenture;

WHEREAS, the Issuer wishes to establish the Trustee as trustee, authentication agent and paying agent under the Indenture (as defined below) and has requested, pursuant to Section 2.2.7 of the Base Indenture, the Trustee to join with it, the Base Trustee and the Guarantors in the execution and delivery of this Twelfth Supplemental Indenture in order to supplement the Base Indenture by, among other things, establishing the forms and certain terms of several new series of Securities to be known as (i) the Issuer’s “5.900% Senior Notes due 2024” (the “2024 Notes”), (ii) the Issuer’s “6.050% Senior Notes due 2025” (the “2025 Notes”), (iii) the Issuer’s “6.165% Senior Notes due 2027” (the “2027 Notes”), (iv) the Issuer’s “6.330% Senior Notes due 2029” (the “2029 Notes”) and (v) the Issuer’s “6.379% Senior Notes due 2032” (the “2032 Notes” and together with the 2024 Notes, the 2025 Notes, the 2027 Notes and the 2029 Notes, the “Notes”) and adding certain provisions thereto for the benefit of the Holders of the Notes;

WHEREAS, the Issuer hereby appoints the Trustee as trustee and as an authentication and payment agent with respect to the Notes, and the Trustee hereby accepts such appointment, as the Trustee and as authentication agent and paying agent under the Indenture (as defined below) for the Notes;

WHEREAS, the Issuer has furnished the Trustee with a duly authorized and executed issuer order dated July 14, 2022 authorizing the issuance of the Notes, such issuer order sometimes referred to herein as the “Authentication Order;”

WHEREAS, all things necessary to make this Twelfth Supplemental Indenture a valid, binding and enforceable agreement of the Issuer, the Guarantors, the Base Trustee and the Trustee and a valid supplement to the Base Indenture have been done; and

NOW, THEREFORE, THIS TWELFTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase by the Holders of the Notes to be issued hereunder, the Issuer, the Guarantors and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the Holders from time to time of the Notes, as follows:

ARTICLE One
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.1      Definitions.

The Base Indenture together with this Twelfth Supplemental Indenture are hereinafter sometimes collectively referred to as the “Indenture.” For the avoidance of doubt, references to any “Section” of the “Indenture” refer to such Section of the Base Indenture as supplemented and amended by this Twelfth Supplemental Indenture. All capitalized terms which are used herein and not otherwise defined herein are defined in the Base Indenture and are used herein with the same meanings as in the Base Indenture. If a capitalized term is defined in the Base Indenture and this Twelfth Supplemental Indenture, the definition in this Twelfth Supplemental Indenture shall apply to the Notes (and any notation of Guarantee endorsed thereon).

“Additional Notes” has the meaning set forth in Section 2.3.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Calculation Date” means, (i) in the case of the 2024 Notes, the final maturity date of the 2024 Notes, (ii) in the case of the 2025 Notes, the final maturity date of the 2025 Notes and (iii) in the case of the 2027 Notes, 2029 Notes and 2032 Notes, the Applicable Par Call Date of such series.

“Attributable Debt” in respect of a Sale and Lease-Back Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such Sale and Lease-Back Transaction, as determined in good faith by the Issuer) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Board of Directors” means:

(a)            with respect to a corporation, the board of directors of the corporation;

(b)            with respect to a partnership (including a société en commandite par actions), the Board of Directors of the general partner or manager of the partnership; and

(c)            with respect to any other Person, the board or committee of such Person serving a similar function.

Unless otherwise specified, “Board of Directors” refers to the Board of Directors of the Parent Guarantor.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or the Trustee are authorized or required by law to close.

“Capital Stock” means:

(a)            in the case of a corporation, corporate stock;

(b)            in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)            in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d)            any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means the occurrence of any of the following:

(a) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) other than the Parent Guarantor or any Subsidiary of the Parent Guarantor; or

(b) the Issuer or any of its Subsidiaries becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, but excluding any Subsidiary of the Parent Guarantor) in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent entity.

“Change of Control Event” means the occurrence of both a Change of Control and a Rating Decline.

“Clearstream” means Clearstream Banking, a société anonyme, as currently in effect or any successor securities clearing agency.

“Commission” means the Securities and Exchange Commission.

“Consolidated Net Tangible Assets” means, at any particular time, Consolidated Tangible Assets at such time after deducting therefrom all current liabilities, except for (i) notes and loans payable, and (ii) current maturities of the principal component of obligations in respect of capitalized leases, all as set forth on the most recent consolidated balance sheet of the Parent Guarantor and its consolidated Subsidiaries and computed in accordance with GAAP.

“Consolidated Tangible Assets” means, at any particular time, the aggregate amount of all assets (less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses (to the extent included in said aggregate amount of assets) and other like intangibles, as set forth on the most recent consolidated balance sheet of the Parent Guarantor and its consolidated Subsidiaries and computed in accordance with GAAP.

“Credit Agreements” means (i) that certain Credit Agreement, dated as of March 18, 2022, by and among the Parent Guarantor, the Issuer, Celanese Europe B.V., certain subsidiaries of the Issuer from time to time party thereto as borrowers, each lender from time to time party thereto, Bank of America, N.A., as administrative agent, a swing line lender and an L/C Issuer and the other swing line lenders and L/C issuers party thereto, and (ii) that certain Term Loan Credit Agreement, dated as of March 18, 2022, by and among the Parent Guarantor, the Issuer, each lender from time to time party thereto, Bank of America, N.A., as administrative agent, a swingline lender and an L/C issuer and other swing line lenders and L/C issuers, in each case, including any related notes, guarantees, instruments and agreements executed in connection therewith, and in each case as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced from time to time in one or more agreements or indentures (in each case with the same or new lenders or institutional investors), including any agreement or indenture extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Dollars” and “$” means the currency of the United States.

“DTC” means the Depository Trust Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system or any successor clearing agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States set forth in the Financial Accounting Standards Board Accounting Standards Codification or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied. For purposes of this description of the Notes, the term “consolidated” with respect to any Person means such Person consolidated with its Subsidiaries.

“Gradation” means a gradation within a Rating Category or a change to another Rating Category, which shall include: (a) “+” and “-” in the case of S&P’s current Rating Categories (e.g., a decline from BB+ to BB would constitute a decrease of one gradation), (b) 1, 2 and 3 in the case of Moody’s current Rating Categories (e.g., a decline from Ba1 to Ba2 would constitute a decrease of one gradation), or (c) the equivalent in respect of successor Rating Categories of S&P or Moody’s or Rating Categories used by Rating Agencies other than S&P and Moody’s.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations.

“Guarantee” means any guarantee of the obligations of the Issuer under the Indenture and the Notes by a Guarantor in accordance with the provisions of the Indenture. When used as a verb, “Guarantee” shall have a corresponding meaning.

“Guarantor” means any Person that incurs a Guarantee of the Notes; provided that upon the release and discharge of such Person from its Guarantee in accordance with the Indenture, such Person shall cease to be a Guarantor.

“Holder” means the Person in whose name a Note is registered in the register maintained by the Registrar.

“Indebtedness” means any indebtedness for borrowed money.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by S&P and Baa3 (or the equivalent) by Moody’s, or the equivalent thereof under any new ratings system if the ratings system of any such agency shall be modified after the date of the indenture or an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

“Issue Date” means July 14, 2022.

“Joint Venture” means any Person that is not a Wholly Owned Subsidiary of the Issuer or any Subsidiary of the Issuer in which the Issuer or such Subsidiary makes an Investment.

“Lien” means any mortgage, security interest, pledge or lien.

“M&M Acquisition” means the pending acquisition by the Parent Guarantor and its Subsidiaries of the majority of the Mobility & Materials business of DuPont de Nemours, Inc.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Non-Recourse Indebtedness” means, with respect to any Joint Venture, any Indebtedness of such Joint Venture or its Subsidiaries that is, by its terms, recourse only to (i) the assets of, and/or Capital Stock in, such Joint Venture and its Subsidiaries and/or (ii) the assets of any Subsidiary that owns Capital Stock in such Joint Venture and owns no material assets other than (x) Capital Stock and other Investments in such Joint Venture and (y) cash and cash equivalents, and that is neither guaranteed by the Issuer or any of its Subsidiaries (other than such Joint Venture and its Subsidiaries) or would become the obligation of the Issuer or any of its Subsidiaries (other than such Joint Venture and its Subsidiaries) upon a default thereunder, other than (i) recourse for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single purpose entity covenants and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse financings, and (ii) the existence of a guarantee that does not constitute a guarantee of payment of principal, interest or premium on Indebtedness.

“Notes” means, collectively, (i) the 2024 Notes, (ii) the 2025 Notes, (iii) the 2027 Notes, (iv) the 2029 Notes and (v) the 2032 Notes, in each case issued by the Issuer hereunder, including, without limitation, any Additional Notes, treated as a single series of securities with any of the foregoing.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in the Indenture.

“Outstanding Notes” means, collectively, the Issuer’s (i) 4.625% notes due November 15, 2022, (ii) 1.125% notes due September 26, 2023, (iii) 3.500% notes due May 8, 2024, (iv) 1.250% notes due February 11, 2025, (v) 1.400% notes due August 5, 2026, (vi) 2.125% notes due March 1, 2027 and (vii) 0.625% notes due September 10, 2028.

“Parent Guarantor” means Celanese Corporation, a Delaware corporation.

“Permitted Liens” means the following types of Liens:

(a)            Liens on such property, Capital Stock or Indebtedness existing as of the Issue Date;

(b)            Liens on such property or Capital Stock or Indebtedness of, any Person, which Liens are existing at the time such Person is merged into or consolidated with the Issuer or any Subsidiary;

(c)            Liens in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;

(d)            Liens on such property, Capital Stock or Indebtedness existing at the time of acquisition thereof (including acquisition through merger or consolidation);

(e)            Liens on such property, Capital Stock or Indebtedness to secure the payment of all or any part of the purchase price or improvement or construction cost thereof or to secure any Indebtedness incurred prior to, at the time of, or within 180 days after, the acquisition of such property, Capital Stock or Indebtedness, the completion of any construction or the commencement of full operation, for the purpose of financing all or any part of the purchase price or construction cost thereof;

(f)            Liens on any property of, or Capital Stock in, any Joint Venture (or any Subsidiary of a Joint Venture), or on any property of any Subsidiary of the Issuer that owns Capital Stock in such Joint Venture and owns no material assets other than (i) Capital Stock and other Investments in such Joint Venture and (ii) cash and cash equivalents, in each case, securing Non-Recourse Indebtedness of such Joint Venture;

(g)            Liens incurred in connection with a Sale and Leaseback Transaction satisfying the provisions under Section 4.2;

(h)            any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens permitted by clauses (a) through (g); provided that such extension, renewal or replacement Lien shall be limited to all or a part of the same such property or shares of stock or Indebtedness that secured the Lien extended, renewed or replaced (plus improvements on such property); and

(i)            Liens for current taxes not yet due and payable or taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Issuer’s consolidated financial statements in accordance with GAAP.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal Property” means any single parcel of real estate, any single manufacturing plant or any single warehouse, in each case owned by the Issuer or any of its Subsidiaries which is located within the U.S., the net book value of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such single parcel of real estate, any single manufacturing plant or any single warehouse that, in the opinion of the Board of Directors, is not of material importance to the business conducted by the Issuer and its Subsidiaries as a whole.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (a) the Issuer shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Securitization Subsidiary, (b) all sales of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Issuer) and (c) the financing terms, covenants, termination events and other provisions thereof shall be substantially on market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings.

“Rating Agency” means each of (a) S&P and Moody’s or (b) if either S&P or Moody’s or both of them are not making ratings of the Notes publicly available, a nationally recognized United States rating agency or agencies, as the case may be, selected by the Issuer, which will be substituted for S&P or Moody’s or both, as the case may be.

“Rating Category” means (a) with respect to S&P, any of the following categories (any of which may include a “+” or “-”): AAA, AA, A, BBB, BB, B, CCC, CC, C, R, SD and D (or equivalent successor categories); (b) with respect to Moody’s, any of the following categories (any of which may include a “1”, “2” or “3”): Aaa, Aa, A, Baa, Ba, B, Caa, Ca, and C (or equivalent successor categories), and (c) the equivalent of any such categories of S&P or Moody’s used by another Rating Agency, if applicable.

“Rating Decline” means that at any time within the earlier of (a) 90 days after the date of public notice of a Change of Control, or of the Issuers’ or the Parent Guarantor’s intention or the intention of any Person to effect a Change of Control, and (b) the occurrence of the Change of Control (which period shall in either event be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by a Rating Agency which announcement is made prior to the date referred to in clause (b)), the rating of the Notes is decreased by either Rating Agency by one or more Gradations and the rating by both Rating Agencies on the Notes following such downgrade is not an Investment Grade Rating.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global, Inc. and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means the leasing by the Issuer or any of its Subsidiaries of any Principal Property, whether owned on the Issue Date or acquired thereafter (except for temporary leases for a term, including any renewal term, of up to three years and except for leases between the Issuer and any of its Subsidiaries or between its Subsidiaries), which Principal Property has been or is to be sold or transferred by the Issuer or such Subsidiary to any party with the intention of taking back a lease of such Principal Property.

“Secured Debt” means any Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Securitization Assets” means any accounts receivable, inventory, royalty or revenue streams from sales of inventory subject to a Qualified Securitization Financing.

“Securitization Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Securitization Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries) or (ii) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets and any obligations in respect of any Swap Contract entered into by the Issuer or any such Subsidiary in connection with such Securitization Assets.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means a Wholly Owned Subsidiary of the Issuer (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Parent Guarantor or any Subsidiary of the Issuer transfers Securitization Assets and related assets) which engages in no activities other than in connection with the financing of Securitization Assets of the Issuer or its Subsidiaries, all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Parent Guarantor or any other Subsidiary of the Issuer in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding (other than Standard Securitization Undertakings) other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Parent Guarantor and (c) to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and other obligations entered into by Parent Guarantor or any Subsidiary thereof which Parent Guarantor has determined in good faith to be customary in a Securitization Financing, including those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Subsidiary” means, with respect to any specified Person:

(a)            any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b)            any partnership, joint venture, limited liability company or similar entity of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (ii) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Substitute Rating Agency” means, in the event either Moody’s or S&P ceases to rate the Notes of any Series or fails to make a rating of the Notes of such Series publicly available for reasons outside the control of the Issuer, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Issuer as a replacement agency for Moody’s or S&P, as applicable.

“Swap Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

“Transaction Agreement” means that certain Transaction Agreement dated as of February 17, 2022, among the Parent Guarantor, DuPont de Nemours Inc. and DuPont E&I Holdings, Inc.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs:

(i)            The Treasury Rate shall be determined by the Issuer as of 4:15 p.m., New York City time (or as of such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear as of such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Applicable Calculation Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Applicable Calculation Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

(ii)            If on the third Business Day preceding the redemption date no such yield or yields appear in H.15, or H.15 or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Applicable Calculation Date, as applicable. If there is no United States Treasury security maturing on the Applicable Calculation Date but there are two or more United States Treasury securities with a maturity date equally distant from the Applicable Calculation Date, one with a maturity date preceding the Applicable Calculation Date and one with a maturity date following the Applicable Calculation Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Applicable Calculation Date. If there are two or more United States Treasury securities maturing on the Applicable Calculation Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. Prior to the applicable redemption date, the Issuer shall file with the Trustee an Officer’s Certificate setting forth the Treasury Rate and showing the calculation of such in reasonable detail. The Trustee will have no responsibility for the calculation of the Treasury Rate and will have no duty to verify the Issuer’s calculation.

“United States” means the United States of America, the states of the United States, and the District of Columbia.

“United States Dollar Equivalent” means with respect to any monetary amount in a currency other than Dollars, at any time of determination thereof, the amount of Dollars obtained by translating such other currency involved in such computation into Dollars at the spot rate for the purchase of Dollars with the applicable other currency as published in the Financial Times on the date that is two Business Days prior to such determination.

“United States Person” means any individual who is a citizen or resident of the United States for United States federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust, if (a) a court within the United States is able to exercise primary jurisdiction over its administration and one or more United States Persons have the authority to control all of its substantial decisions or (b) it has a valid election in place under applicable United States Treasury regulations to be treated as a domestic trust.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.2      Other Definitions.

Term	Defined in Section
“Applicable Law”	10.11
“Applicable Par Call Date”	3.2
“Change of Control Offer”	4.4(b)
“Change of Control Payment”	4.4(a)
“Change of Control Payment Date”	4.4(b)
“Event of Default”	7.1
“Minimum Denominations”	2.3(a)
“Required Filing Date”	4.3
“Special Mandatory Redemption”	3.4(a)
“Special Mandatory Redemption Date”	3.4(b)
“Special Mandatory Redemption Event”	3.4(a)
“Special Mandatory Redemption Notice”	3.4(b)
“Special Mandatory Redemption Price”	3.4(a)
“Successor Company”	5.1(a)(i)
“Successor Guarantor”	5.2(a)(i)

SECTION 1.3      Rules of Construction.

For all purposes of this Twelfth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)            the terms defined in this article have the meanings assigned to them in this Article One and include the plural as well as the singular;

(b)            all other terms used in the Indenture which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)            all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

(d)            the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture as a whole and not to any particular article, section or other subdivision; and

(e)            all references used herein to the male gender shall include the female gender.

ARTICLE Two
SECURITIES FORMS

SECTION 2.1      Creation of the Notes; Designations.

In accordance with Section 2.2 of the Base Indenture, the Issuer hereby creates the Notes as series of its Securities issued pursuant to the Indenture. In accordance with Section 2.2 of the Base Indenture, the Notes are each a separate series of Notes and shall be known and designated as (i) the Issuer’s “5.900% Senior Notes due 2024”, (ii) the Issuer’s “6.050% Senior Notes due 2025,” (iii) the Issuer’s “6.165% Senior Notes due 2027”, (iv) the Issuer’s “6.330% Senior Notes due 2029” and (v) the Issuer’s “6.379% Senior Notes due 2032.”

SECTION 2.2      Forms Generally.

(a) The Notes and the Trustee’s certificate of authentication shall be in the forms set forth in (i) in the case of the 2024 Notes, Exhibit A-1, (ii) in the case of the 2025 Notes, Exhibit A-2, (iii) in the case of the 2027 Notes, Exhibit A-3, (iv) in the case of the 2029 Notes, Exhibit A-4 and (v) in the case of the 2032 Notes, Exhibit A-5 and, in each case, the notation of Guarantee to be endorsed thereon shall be in the form set forth in Exhibit B attached hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

(b) The Notes may be printed, lithographed or engraved or produced by any combination of these methods or in any other manner, as determined by the officers of the Issuer executing such Notes, as evidenced by their manual execution of such Notes.

SECTION 2.3      Title and Terms of Notes.

(a)            The aggregate principal amount of Notes which shall be authenticated and delivered on the Issue Date under the Indenture shall be (i) with respect to the 2024 Notes, $2,000,000,000, (ii) with respect to the 2025 Notes, $1,750,000,000, (iii) with respect to the 2027 Notes, $2,000,000,000, (iv) with respect to the 2029 Notes, $750,000,000 and (v) with respect to the 2032 Notes, $1,000,000,000; provided, however, that the Issuer from time to time, without giving notice to or seeking the consent of the Holders of the Notes, may issue additional Notes (the “Additional Notes”) in any amount having the same terms as the Notes of such series, as the case may be, in all respects, except for the issue date, the issue price and the initial interest payment date, which Additional Notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes of such series. Any such Additional Notes shall be authenticated by the Trustee upon receipt of an Authentication Order to that effect, and when so authenticated, will constitute “Notes” for all purposes of the Indenture and will (together with all other Notes of such series issued under the Indenture) constitute a single series of Securities under the Indenture. The Notes will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof (the “Minimum Denominations”).

(b)            Maturity Date. The principal amount of (i) the 2024 Notes is due and payable in full on July 5, 2024, (ii) the 2025 Notes is due and payable in full on March 15, 2025, (iii) the 2027 Notes is due and payable in full on July 15, 2027 (iv) the 2029 Notes is due and payable in full on July 15, 2029 and (v) the 2032 Notes is due and payable in full on July 15, 2032.

(c)            Interest Rate. The Notes shall bear interest at the rate of (i) in the case of the 2024 Notes at the rate of 5.900% per annum, (ii) in the case of the 2025 Notes at the rate of 6.050% per annum, (iii) in the case of the 2027 Notes at the rate of 6.165% per annum, (iv) in the case of the 2029 Notes at the rate of 6.330% per annum and (v) in the case of the 2032 Notes at the rate of 6.379% per annum (in each case, computed on the basis of a 360 day year comprised of twelve 30-day months), in each case, as set forth under the applicable exhibits for each respective Note as set forth in Section 2.3(d) immediately below; provided, however, that the interest rate payable on any Series of Notes hereunder are subject to Section 2.4 of this Twelfth Supplement Indenture.

(d)            Principal of, premium, if any, and interest on the Notes shall be payable as set forth (i) in the case of the 2024 Notes, Exhibit A-1, (ii) in the case of the 2025 Notes, Exhibit A-2, (iii) in the case of the 2027 Notes, Exhibit A-3, (iv) in the case of the 2029 Notes, Exhibit A-4 and (v) in the case of the 2032 Notes, Exhibit A-5.

(e)            Other than as provided in Article Three of this Twelfth Supplemental Indenture, the Notes shall not be redeemable.

(f)            Except in the event of a Special Mandatory Redemption, the Notes shall not be entitled to the benefit of any mandatory redemption or sinking fund.

(g)            The Notes shall not be convertible into any other securities.

(h)            Section 2.7 of the Base Indenture shall apply to the Notes.

(i)            The Issuer initially appoints the Trustee as registrar (in such capacity, the “Registrar”), paying agent (in such capacity, the “Paying Agent”) and transfer agent (in such capacity, the “Transfer Agent”) with respect to the Notes until such time as the Trustee has resigned or a successor has been appointed.

(j)            The Notes (and the notation of Guarantee endorsed thereon) will be issuable in the form of one or more Global Securities and the Depositary for such Global Securities will be the Depository Trust Company.

(k)            The Issuer shall pay principal of, premium, if any, and interest on the Notes in money of the United States of America, that at the time of payment is legal tender for payment of public and private debts.

(l)            A Holder may transfer or exchange Notes only in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents. No service charge shall be made for any registration of transfer or exchange, but the Issuer or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. The Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased.

SECTION 2.4      Interest Rate Adjustment.

(a)            The interest rate payable on any Series of Notes will be subject to adjustments from time to time if either Moody’s or S&P, or, in either case, any Substitute Rating Agency downgrades (or subsequently upgrades) the rating assigned to the Notes of such Series, in the manner described below:

(b)            If the rating from Moody’s (or any Substitute Rating Agency therefor) of the Notes of any Series is decreased to a rating set forth in the immediately following table, the interest rate on the Notes of such Series will increase such that it will equal the interest rate payable on the Notes of such Series on the date of their initial issuance, plus the percentage set forth opposite the ratings from the table below, plus any applicable percentage from the immediately following clause (c) of this Section 2.4.

Moody’s Rating*	Percentage
Ba1	0.250%
Ba2	0.500%
Ba3	0.750%
B1 or below	1.000%

*            Including the equivalent ratings, in either case of any Substitute Rating Agency or under any successor rating categories of Moody’s.

(c)            In addition, if the rating from S&P (or any Substitute Rating Agency therefor) of the Notes of any Series is decreased to a rating set forth in the immediately following table, the interest rate on the Notes of such Series will increase such that it will equal the interest rate payable on the Notes of such Series on the date of their initial issuance, plus the percentage set forth opposite the ratings from the table below, plus any applicable percentage from the immediately preceding clause (b) of this Section 2.4.

S&P Rating*	Percentage
BB+	0.250%
BB	0.500%
BB-	0.750%
B+ or below	1.000%

*            Including the equivalent ratings, in either case of any Substitute Rating Agency or under any successor rating categories of S&P.

(d)            Notwithstanding the forgoing, if at any time the interest rate on the Notes of any Series has been adjusted upward and either Moody’s or S&P (or, in either case, a Substitute Rating Agency therefor), as the case may be, subsequently increases its rating of the Notes of that Series to any of the threshold ratings set forth above, the interest rate on the Notes of that Series will be decreased such that the interest rate for the Notes of that Series equals the interest rate payable on the Notes of that Series on the date of their initial issuance, plus the percentages set forth opposite the ratings from the tables in Section 2.4(b) and (c) above in effect immediately following the increase in rating. If Moody’s (or any Substitute Rating Agency therefor) subsequently increases its rating of the Notes of a Series to Baa3 or higher (or its respective equivalent, in either case of any Substitute Rating Agency or under any successor rating categories of Moody’s) and S&P (or any Substitute Rating Agency therefor) increases its rating to BBB- or higher (or its respective equivalent, in either case of any Substitute Rating Agency or under any successor rating categories of S&P), the interest rate on the Notes of that Series will be decreased to the interest rate payable on the Notes of that Series on the date of their initial issuance.

(e)            The interest rates on the Notes of any Series will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent downgrade in the ratings by either or both Moody’s or S&P) if the Notes of such Series become rated Baa2 and BBB (or the equivalent of either such rating, in the case of a Substitute Rating Agency) or higher by Moody’s and S&P (or, in either case, a Substitute Rating Agency therefor), respectively (or one of these ratings if the Notes are only rated by one Rating Agency). In such case, the interest rate on the Notes of that Series will be the interest rate payable on the Notes of that series on the date of their initial issuance.

(f)            Each adjustment required by any decrease or increase in a rating set forth above (or an equivalent rating, in either case of any Substitute Rating Agency or under any successor rating categories of Moody’s or S&P, as the case may be), whether occasioned by the action of Moody’s or S&P (or, in either case, a Substitute Rating Agency therefor), shall be made independent of any and all other adjustments; provided, however, in no event shall (1) the interest rate for the Notes of any Series be reduced to below the interest rate payable on the Notes of that Series on the date of their initial issuance, or (2) the total increase in the interest rate on the Notes of any Series exceed 2.000% above the interest rate payable on the Notes of that Series on the date of their initial issuance.

(g)            Except as provided in this Section 2.4(g) and the immediately following Section 2.4(h), no adjustments in the interest rate of the Notes of a Series shall be made solely as a result of a Rating Agency ceasing to provide a rating of such Series of Notes. If at any time fewer than two rating agencies provide a rating of the Notes of a Series for any reason beyond the Issuer’s control, the Issuer will use its commercially reasonable efforts to obtain a rating of such Series of Notes from a Substitute Rating Agency, to the extent one exists, and if a Substitute Rating Agency exists, for purposes of determining any increase or decrease in the interest rate on the Notes of a Series pursuant to the tables above:

(i)            such Substitute Rating Agency will be substituted for the last Rating Agency to provide a rating of such Series of such Notes, but which has since ceased to provide such rating;

(ii)            the relative rating scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Issuer and, for purposes of determining the applicable ratings included in the applicable tables in Section 2.4(b) and (c) above with respect to such Substitute Rating Agency, such ratings will be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table; and

(iii)            the interest rate on the Notes of such Series will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Notes of such Series on the date of their initial issuance, plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table in Section 2.4(b) and (c) above (taking into account the provisions of clause (i) above) (plus any applicable percentage resulting from a decreased rating by the other rating agency).

(h)            For so long as only one Rating Agency provides a rating of the Notes of a Series, any subsequent increase or decrease in the interest rate of such Series of Notes necessitated by a reduction or increase in the rating by the Rating Agency providing the rating shall be twice the percentage set forth in the applicable table in Section 2.4(b) and (c) above. For so long as none of Moody’s, S&P or a Substitute Rating Agency provides a rating of the Notes of a Series, the interest rate on the Notes of such Series will increase to, or remain at, as the case may be, 2.000% above the interest rate payable on the Notes of such Series on the date of their initial issuance. If Moody’s or S&P either ceases to rate the Notes of a Series for reasons within the Issuer’s control or ceases to make a rating of the Notes of such Series publicly available for reasons within the Issuer’s control, the Issuer will not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the interest rate of the Notes of such Series shall be determined in the manner described above as if either only one or no Rating Agency provides a rating of the Notes of such Series.

(i)            Any interest rate increase or decrease described above will take effect from the first day of the interest period, commencing after the date on which a rating change occurs that requires an adjustment in the interest rate. As such, interest will not accrue at such increased or decreased rate until the next interest payment date following the date on which the rating change occurs. If Moody’s, or S&P (or, in either case, a Substitute Rating Agency therefor) changes its rating of the Notes of a Series more than once during any particular interest period, the last change by such agency will control for purposes of any interest rate increase or decrease with respect to the Notes of such Series described above relating to such Rating Agency’s action

If the interest rate payable on the Notes of a Series is increased as described under this Section 2.4, the term “interest,” as used with respect to the Notes of that Series, will be deemed to include any such additional interest unless the context otherwise requires.

The interest rate and the amount of interest payable on the Notes of any Series will be determined and calculated by the Issuer. For the avoidance of doubt, the Trustee shall have no duty to monitor any ratings of the Notes, or to determine if an adjustment to any interest rate is to be made or what an interest rate should be, or make any other determinations or calculations in respect of the interest amounts due on the Notes, or to notify the Holders of any of the foregoing or determine the consequences thereof.

ARTICLE Three
REDEMPTION

SECTION 3.1      Selection of Securities to be Redeemed.

(a)            If less than all of any Series of Notes under the Indenture are to be redeemed at any time, the Trustee will select the Notes for redemption as follows:

(i)            if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(ii)            if the Notes are not listed on any national securities exchange, on a pro rata basis to the extent practicable and when the Notes are in the form of global securities, in accordance with the applicable rules and procedures of DTC.

(b)            In the event of a partial redemption, the particular Series of Notes to be redeemed will be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes of such Series not previously called for redemption.

(c)            The Trustee will promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed or purchased. No Notes having principal of less than the Minimum Denomination shall be redeemed in part; except that if all of the Notes of a particular Series of a Holder are to be redeemed, the entire outstanding amount of such Notes held by such Holder shall be redeemed. Except as provided in the preceding sentence, provisions of the Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.2      Optional Redemption.

(a)            (A) At any time, in the case of the 2024 Notes and the 2025 Notes, and (B) prior to (i) in the case of the 2027 Notes, June 15, 2027 (one month before the maturity date of the 2027 Notes), (ii) in the case of the 2029 Notes, May 15, 2029 (two months before the maturity date of the 2029 Notes) and (iii) in the case of the 2032 Notes, April 15, 2032 (three months before the maturity of the 2032 Notes) (the applicable date with respect to each of the 2027 Notes, the 2029 Notes and the 2032 Notes, the “Applicable Par Call Date”), the Issuer may redeem such series of Notes, at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)            (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming, in the case of the 2027 Notes, the 2029 Notes and the 2032 Notes, that the Notes of such series matured on the Applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (1) in the case of the 2024 Notes, 45 basis points, (2) in the case of the 2025 Notes, 45 basis points, (3) in the case of the 2027 Notes, 50 basis points, (4) in the case of the 2029 Notes, 50 basis points and (5) in the case of the 2032 Notes, 50 basis points, less (b) interest accrued to the date of redemption, and

(ii)            100% of the principal amount of the Notes of such series to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the applicable redemption date.

(b)            With respect to the 2027 Notes, 2029 Notes and 2032 Notes, on or after the Applicable Par Call Date, the Issuer may redeem any such series of Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such Series of Notes redeemed plus accrued and unpaid interest thereon to the applicable redemption date.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes of this Section 3.2, absent manifest error.

Notices under the Section 3.2 shall be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed.

Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

Notwithstanding anything in this Section 3.2, the Issuer may acquire the Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Notice of any redemption of the Notes in connection with a transaction or an event may, at the Issuer’s discretion, be given prior to the completion or the occurrence thereof. Any redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of a related transaction or event. At the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. The Issuer will provide written notice to the Trustee prior to the close of business two Business Days prior to the redemption date if any such redemption has been rescinded or delayed. Upon Trustee’s receipt of such notice of the delay of such date of redemption or the rescission of such notice of redemption, such date of redemption shall be automatically delayed or such notice of redemption shall be automatically rescinded, as applicable, and the redemption of the Notes shall be automatically delayed or rescinded and cancelled, as applicable, as provided in such notice.

SECTION 3.3      Special Mandatory Redemption.

(a)            In the event that (i) the M&M Acquisition is not consummated on or prior to August 17, 2023, or such later date as the parties to the Transaction Agreement may agree as the “Outside Date” thereunder, or (ii) the Transaction Agreement is terminated without the M&M Acquisition being consummated (any such event being a “Special Mandatory Redemption Event”), the Issuer will redeem (the “Special Mandatory Redemption”) all of the outstanding 2024 Notes, 2025 Notes, 2027 Notes, 2029 Notes and the 2032 Notes at a redemption price equal to 101% of the aggregate principal amount of such Notes, respectively, plus accrued and unpaid interest, if any, to (but excluding) the redemption date (the “Special Mandatory Redemption Price”). For purposes of the foregoing, the M&M Acquisition will be deemed consummated if the closing under the Transaction Agreement occurs, including after giving effect to any amendments to the Transaction Agreement or waivers thereunder acceptable to the Issuer.

(b)            Notice of the occurrence of a Special Mandatory Redemption Event and that a Special Mandatory Redemption is to occur (the “Special Mandatory Redemption Notice”) will be delivered to the Trustee and delivered to Holders of Notes according to the procedures of the Depositary within 10 Business Days after the Special Mandatory Redemption Event. At the Issuer’s written request, the Trustee shall give the Special Mandatory Redemption Notice in the name and at the expense of the Issuer. On the redemption date specified in the Special Mandatory Redemption Notice, which shall be no more than 10 Business Days (or such other minimum period as may be required by the Depositary) after mailing or sending the Special Mandatory Redemption Notice, the special mandatory redemption shall occur (the date of such redemption, the “Special Mandatory Redemption Date”). If funds sufficient to pay the Special Mandatory Redemption Price of all of each Series of the Notes subject to such Special Mandatory Redemption then outstanding on the Special Mandatory Redemption Date are deposited with a paying agent or the Trustee on or before such Special Mandatory Redemption Date, then on and after such Special Mandatory Redemption Date, the Notes of such series shall cease to bear interest and, other than the right to receive the Special Mandatory Redemption Price, all rights under the Notes of such series shall terminate.

(c)            Upon the consummation of the M&M Acquisition, the foregoing clauses (a) and (b) of this Section 3.3 will cease to apply.

SECTION 3.4         Redemption Procedures.

Except as provided in this Article Three, the provisions of Article III of the Base Indenture shall apply in the case of a redemption pursuant to this Article Three.

ARTICLE Four
COVENANTS

Holders of the Notes shall be entitled to the benefit of all covenants in Article IV of the Base Indenture and the following additional covenants, which shall be deemed to be provisions of the Base Indenture with respect to the Notes; provided that this Article Four shall not become a part of the terms of any other series of Securities:

SECTION 4.1           Liens.

The Issuer will not, and will not permit any Subsidiary to, create, incur, issue, assume or guarantee any Indebtedness secured by a Lien (other than Permitted Liens) upon any Principal Property or Capital Stock of any Subsidiary that directly owns any Principal Property without in any such case making or causing to be made effective provision whereby the Notes (together with, if the Issuer shall so determine, any other Indebtedness of the Issuer or such Subsidiary then existing or thereafter created which is not subordinate to the Notes) shall be secured equally and ratably with (or prior to) such Indebtedness, so long as such Indebtedness shall be so secured, unless after giving effect thereto, the aggregate amount (without duplication) of all such Indebtedness plus all Attributable Debt of the Issuer and its Subsidiaries in respect of any Sale and Leaseback Transaction would not exceed 15% of Consolidated Net Tangible Assets.

SECTION 4.2           Sale / Leaseback Transactions.

The Issuer will not, and will not permit any of its Subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless,

(a)            the Issuer or such Subsidiary would be entitled to create, incur, issue, assume or guarantee Indebtedness secured by a Lien pursuant to Section 4.1 on the Principal Property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes;

(b)            the Issuer or such Subsidiary shall apply, within 180 days of the effective date of any such arrangement, an amount not less than the greater of (i) the net proceeds of the sale of such Principal Property or (ii) the fair market value (as determined by the Board of Directors) of such Principal Property to either the prepayment or retirement (other than any mandatory prepayment or retirement) of Indebtedness incurred or assumed by the Issuer or such Subsidiary (other than Indebtedness owned by Issuer or any of its Subsidiaries) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Indebtedness, or to the acquisition, construction or improvement of a manufacturing plant or manufacturing facility; or

(c)            the Attributable Debt of the Issuer or such Subsidiary in respect of such Sale and Lease-Back Transaction and all other Sale and Lease-Back Transactions entered into after the Issue Date (other than any such Sale and Lease-Back Transaction as would be permitted as described in clauses (a) and (b) of this covenant, plus the aggregate principal amount of Indebtedness secured by Liens then outstanding (not including any such Indebtedness secured by Permitted Liens) which do not equally and ratably secure the Notes (or secure the Notes on a basis that is prior to other Indebtedness secured thereby) would not exceed 15% of Consolidated Net Tangible Assets.

SECTION 4.3           Additional Guarantees.

After the Issue Date, the Issuer shall cause each Subsidiary that guarantees any Indebtedness of the Issuer or any of the Guarantors under the Credit Agreements, in each case, substantially at the same time, to execute and deliver to the Trustee a Guarantee pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, interest and additional amounts, if any, on the Notes and all other obligations under the Indenture on the same terms and conditions as those set forth in the Indenture.

SECTION 4.4           Reports.

Whether or not required by the Commission, so long as any Notes are outstanding, the Issuer shall electronically file with the Commission by the respective dates specified in the Commission’s rules and regulations (the “Required Filing Date”), unless, in any such case, such filings are not then permitted by the Commission:

(a)            all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

(b)            all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports;

If such filings with the Commission are not then permitted by the Commission, or such filings are not generally available on the Internet free of charge, the Issuer shall, within 15 days of each Required Filing Date, transmit by mail to Holders of the Notes, as their names and addresses appear in the Note register, without cost to such Holders of the Notes, and file with the Trustee copies of the information or reports that the Issuer would be required to file with the Commission pursuant to the first paragraph of this Section 4.4 if such filing were then permitted.

So long as the Parent Guarantor complies with the requirements of Rules 3-10 and 13-01 of Regulation S-X promulgated by the Commission (or any successor provision), the reports, information and other documents required to be filed and furnished to Holders of the Notes pursuant to this Section 4.4 may, at the option of the Issuer, be filed by and be those of the Parent Guarantor rather than the Issuer.

The availability of the foregoing reports on the Commission’s EDGAR service (or successor thereto) shall be deemed to satisfy the Issuer’s delivery obligations to the Trustee and Holders.

Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall have no duty to monitor or confirm, on a continuing basis or otherwise, the Issuer’s or any other person’s compliance with any of the covenants under the Indenture, to determine whether the Issuer posts reports, information or documents on the SEC’s website (including via the EDGAR filing system), the Issuer’s (or Parent Guarantor’s) website or otherwise, to collect any such information from the SEC’s website (including via the EDGAR filing system), the Issuer’s (or Parent Guarantor’s) website or otherwise, or to review or analyze reports delivered to it to ensure compliance with the provisions of the Indenture, to ascertain the correctness or otherwise of the information or the statements contained therein or to participate in any conference calls.

SECTION 4.5           Change of Control Event.

(a)            If a Change of Control Event occurs, each Holder will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Issuer shall offer to purchase such Notes at a purchase price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(b)            Within 30 days following any Change of Control Event, the Issuer will send a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering (the “Change of Control Offer”) to repurchase Notes on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the Indenture and described in such notice. Such notice shall state:

(i)            that a Change of Control Event has occurred and that such Holder has the right to require the Issuer to purchase all or a portion of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (subject to the right of the Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(ii)            the circumstances and relevant facts and financial information regarding such Change of Control Event;

(iii)            the Change of Control Payment Date; and

(iv)            the instructions determined by the Issuer, consistent with this Section 4.5, that a Holder must follow in order to have its Notes purchased.

(c)            Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the Change of Control Purchase Date. The Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the Change of Control Purchase Date a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(d)            On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(i)            accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)            deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)            deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(e)            On the Change of Control Purchase Date all Notes purchased by the Issuer under this Section 4.5 shall be delivered to the Trustee for cancellation, and the Issuer shall pay the Change of Control Payment to the Holders entitled thereto.

(f)            The Paying Agent will promptly mail or provide in accordance with the applicable procedures of the DTC to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(g)            The Issuer shall not be required to make a Change of Control Offer upon a Change of Control Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.5 applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (ii) notice of redemption has been given pursuant to the Indenture as described above Section 3.2, unless and until there is a default in the payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Event or conditional upon the occurrence of a Change of Control Event, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made and such Change of Control Offer is otherwise made in compliance with the provisions of this Section 4.5.

(h)            The Issuer shall comply with the requirements of Section 14e−1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.5 to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.5, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.5 by virtue thereof.

ARTICLE Five
MERGER, CONSOLIDATION OR SALE OF ASSETS

With respect to the Notes, the following shall supersede the provisions of Article V of the Base Indenture; provided that the terms of this Article Five shall not become a part of the terms of any other series of Securities.

SECTION 5.1           Consolidation, Merger and Sale of Assets of the Issuer.

(a)            The Issuer may not, directly or indirectly: (i) consolidate or merge with or into or wind up into another Person (whether or not the Issuer is the surviving Person); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

(1)            either: (A) the Issuer is the surviving Person; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the jurisdiction of organization of the Issuer or the United States, any state of the United States or the District of Columbia (the Issuer or such Person, as the case may be, hereinafter referred to as the “Successor Company”);

(2)            the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under the Notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(3)            immediately after such transaction no Default or Event of Default exists;

(4)            each Guarantor, unless it is the other party to the transactions described above, in which case clause (2) shall apply, shall have confirmed in writing that its Guarantee shall apply to such Person’s obligations under the Notes and the Indenture; and

(5)            the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with the Indenture.

The Successor Company shall succeed to, and be substituted for, the Issuer under the Indenture and the Notes. Notwithstanding the foregoing clause (3), (A) any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or to another Subsidiary and (B) the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in a (or another) state of the United States, so long as the amount of Indebtedness of the Issuer and its Subsidiaries is not increased thereby.

SECTION 5.2           Consolidation, Merger and Sale of Assets by a Guarantor.

(a)            Subject to the provisions described under Section 6.4(a), no Guarantor shall consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person, unless:

(i)            such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);

(ii)            the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the Indenture pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(iii)            immediately after such transaction no Default or Event of Default exists; and

(iv)            the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with the Indenture.

The Successor Guarantor will succeed to, and be substituted for, such Guarantor under the Indenture. Notwithstanding the foregoing, (1) a Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another state of the United States or the District of Columbia, so long as the amount of Indebtedness of the Guarantor is not increased thereby, (2) any Guarantor may merge into or transfer all or part of its properties and assets to the Issuer or another Guarantor and (3) a transfer of assets or Capital Stock of any Guarantor shall be permitted (including all or substantially all the assets of any Guarantor). Notwithstanding anything to the contrary herein, except as expressly permitted under the Indenture no Guarantor shall be permitted to consolidate with, merge into or transfer all or part of its properties and assets to the Parent Guarantor.

ARTICLE Six
GUARANTEE OF NOTES

SECTION 6.1           Guarantee.

Subject to the provisions of this Article Six, each Guarantor, by execution of this Twelfth Supplemental Indenture, jointly and severally, unconditionally guarantees to each Holder (a) the due and punctual payment of the principal of, premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, premium, if any, and, to the extent permitted by law, interest on the Notes, to the extent lawful, and the due and punctual payment of all other Obligations and due and punctual performance of all obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of such Note and the Indenture, and (b) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of this Twelfth Supplemental Indenture, agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or the Indenture, any failure to enforce the provisions of any such Note or the Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof, and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (a) subject to this Article Six, the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Seven for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in Article Seven, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 6.2           Execution and Delivery of Notation of Guarantee.

To further evidence the Guarantee set forth in Section 6.1, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in Exhibit B hereto, shall be endorsed on each Note authenticated and delivered by the Trustee and such Guarantee shall be executed by either manual or facsimile signature of an Officer or an Officer of a general partner, as the case may be, of each Guarantor. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Each Guarantor hereby agrees that its Guarantee set forth in Section 6.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer of a Guarantor whose signature is on the Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor’s Guarantee of such Note shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in the Indenture on behalf of each Guarantor.

SECTION 6.3           Limitation of Guarantee.

Each Guarantor, and by its acceptance of the Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the assets of each Guarantor.

SECTION 6.4           Release of Guarantor.

(a)            A Guarantor (other than a company that is a direct or indirect Parent of the Issuer except in the case of clause (i)(2) or (4) below) shall be automatically and unconditionally released and discharged from all of its obligations under its Guarantee if:

(i)            (1)  all of its assets or Capital Stock is sold or transferred,

(2)            the Guarantor merges with or into, or consolidates with or amalgamates with, or transfers all or substantially all of its assets to, another Person in compliance with Article Five,

(3)            such Guarantor ceases to be a Subsidiary of the Issuer in connection with any (direct or indirect) sale of Capital Stock or other transaction, or

(4)            the Notes are subject to legal defeasance or the Indenture is satisfied and discharged as provided under Article VIII of the Base Indenture; or

(5)            such Guarantor is released from its guarantee of the Credit Agreements; and

(ii)            such Guarantor ceases to, or substantially contemporaneously with the release of such Guarantor’s obligation under its Guarantee hereunder will cease to, or at such time does not, guarantee the Issuer’s obligations under the Credit Agreements; and

(iii)            such Guarantor has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with; and

(b)            The Trustee shall execute any documents reasonably requested by the Issuer or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Six upon receipt of an Officer’s Certificate and an Opinion of Counsel to the effect that such release is permitted by the Indenture.

SECTION 6.5           Waiver of Subrogation.

Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Guarantee and the Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of the Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the waiver set forth in this Section 6.5 is knowingly made in contemplation of such benefits.

ARTICLE Seven
EVENTS OF DEFAULT

SECTION 7.1           Events of Default.

(a)            With respect to the Notes, Section 6.1 of the Base Indenture shall be replaced in its entirety with the following, which shall be deemed to be provisions of the Base Indenture with respect to the Notes; provided that the terms of this Article Seven shall not become a part of the terms of any other series of Securities:

An “Event of Default” occurs if:

(a)  the Issuer defaults in payment when due and payable, upon redemption (including a Special Mandatory Redemption), acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(b)            the Issuer defaults in the payment when due of interest on or with respect to the Notes and such default continues for a period of 30 days;

(c)            the Issuer defaults in the performance of, or breaches any covenant, warranty or other agreement contained in the Indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (a) or (b) above) and such default or breach continues for a period of 60 days after the notice specified below;

(d)            a default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any Subsidiary Guarantor (other than Indebtedness under a Qualified Securitization Financing) or the payment of which is guaranteed by the Issuer or any Subsidiary Guarantor (other than Indebtedness under a Qualified Securitization Financing) (other than Indebtedness owed to the Issuer or a Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if (i) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (ii) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $100.0 million or more at any one time outstanding; or

(e)            the Issuer or any Guarantor that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i)            commences a voluntary case;

(ii)            consents to the entry of an order for relief against it in an involuntary case;

(iii)            consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv)            makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency;

(f)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)            is for relief against the Issuer or any Significant Subsidiary in an involuntary case;

(ii)            appoints a Custodian of the Issuer or any Significant Subsidiary or for any substantial part of its property;

(iii)            orders the winding up or liquidation of the Issuer or any Significant Subsidiary; or

(iv)            or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

(g)            any Guarantee of a Significant Subsidiary fails to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor (other than the Parent Guarantor) denies or disaffirms its obligations under its Guarantee and such Default continues for 10 days.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal, state or, so long as the Issuer is domiciled in Luxembourg, Luxembourg law, in each case for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

(b)  Within 30 days after the Issuer has actual knowledge of any Default or Event of Default, the Issuer is required to deliver to the Trustee an Officers’ Certificate specifying the Default or Event of Default, its status and what action the Issuer is taking or proposes to take in respect thereof.

(c)  With respect to the Notes, Section 6.2 of the Base Indenture shall be amended such that all references to “Section 6.1(d) or (e)” are references to “Section 6.1(f) or (g)”, which references shall be deemed to be provisions of the Base Indenture with respect to the Notes; provided that the terms of this Article Seven shall not become a part of the terms of any other series of Securities:

(d)  In the event of any Event of Default specified in Section 6.1(d) of the Base Indenture, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 20 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that (i) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (ii) the Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (iii) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes pursuant to Section 6.2 of the Base Indenture be annulled, waived or rescinded upon the happening of any such events.

ARTICLE Eight
SATISFACTION AND DISCHARGE

With respect to the Notes, Article VIII of the Base Indenture shall be superseded in its entirety by the following language with respect to, and solely for the benefit of the Holders of the Notes; provided that this Article Eight shall not become part of the terms of any other series of Securities:

SECTION 8.1           Discharge of Liability on Notes.

The Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes and the surviving rights of the Trustee, as expressly provided for in the Indenture) as to all outstanding Notes:

(a)            when either:

(i)            all the Notes theretofore authenticated and delivered (other than Notes which have been replaced pursuant to Section 2.8 of the Base Indenture or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or

(ii)            all of the Notes (A) have become due and payable, (B) will become due and payable at their stated maturity within one year or (C) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in amounts as will be sufficient without consideration of any reinvestment of interest, in the opinion of a nationally recognized firm of independent public accountants (in the event that U.S. Government Obligations are deposited), to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b)            the Issuer and/or the Guarantors has paid or caused to be paid all sums payable by them under the Indenture;

(c)            the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be; and

(d)            the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

SECTION 8.2           Defeasance.

(a)            The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes issued under the Indenture (“Legal Defeasance”) except for:

(i)            the rights of Holders of outstanding Notes issued thereunder to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to below;

(ii)            the Issuer’s obligations with respect to the Notes issued thereunder concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(iii)            the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(iv)            this Section 8.2(a).

(b)            The Issuer may, at its option and at any time, elect to have its obligations released with respect to Sections 4.1, 4.2, 4.3 and 4.4 of this Twelfth Supplemental Indenture and the operation of Article Five of this Twelfth Supplemental Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. The Issuer may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.

If the Issuer exercises its Legal Defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default. If the Issuer exercises its Covenant Defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default specified in Sections 6.1(c), 6.1(d), 6.1(e), 6.1(f) (with respect to Significant Subsidiaries of the Issuer only), 6.1(g) (with respect to Significant Subsidiaries of the Issuer only) and 6.1(h) of the Base Indenture or because of the failure of the Issuer to comply with Section 5.1.

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(c)            Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 7.6 and 7.7 of the Base Indenture and in this Article shall survive until the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 8.6 and 8.7 of this Twelfth Supplemental Indenture shall survive such satisfaction and discharge.

SECTION 8.3           Conditions to Defeasance.

(a)            The Issuer may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

(i)            the Issuer has irrevocably deposited with the Trustee, in trust, for the benefit of the Holders, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in amounts as will be sufficient without consideration of investment of interest, in the opinion of a nationally recognized firm of independent public accountants (in the event that U.S. Government Obligations are deposited), to pay the principal of, or premium and interest, if any, on the outstanding Notes issued thereunder on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(ii)            in the case of Legal Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel confirming that (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the beneficial owners of the respective outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)            in the case of Covenant Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel confirming that the beneficial owners of the respective outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)            no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith);

(v)            such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(vi)            the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(vii)            the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance as contemplated by this Article Eight have been complied with.

(b)            Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article III.

SECTION 8.4           Application of Trust Money.

The Trustee shall hold in trust money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article Eight. It shall apply the deposited money and the money from U.S. Government Obligations through each Paying Agent and in accordance with the Indenture to the payment of principal of and interest on the Notes so discharged or defeased.

SECTION 8.5           Repayment to Issuer.

Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or U.S. Government Obligations held by it as provided in this Article Eight which, in the written opinion of nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article Eight.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

SECTION 8.6           Indemnity for U.S. Government Obligations.

The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.7           Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under the Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article Eight; provided, however, that, if the Issuer has made any payment of principal of or interest on, any such Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

ARTICLE Nine
AMENDMENTS AND WAIVERS

SECTION 9.1           Amendment, Supplement and Waiver.

(a)            With respect to the Notes, Sections 9.1, 9.2 and 9.3 of the Base Indenture shall be replaced in their entirety with the following; provided that this Article Nine shall not become a part of the terms of any other series of Securities:

SECTION 9.2      Without Consent of the Holders.

The Issuer and the Trustee may amend or supplement the Indenture or the Notes without notice to or consent of any Holder:

(a)            to cure any ambiguity, defect or inconsistency;

(b)            to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c)            to provide for the assumption of the Issuer’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the assets of the Issuer and its Subsidiaries;

(d)            to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder;

(e)            to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(f)            to add a Guarantee of the Notes; or

(g)            to conform the text of any provision of the Indenture, the Notes or Guarantees to the extent such provision was intended to be a verbatim recitation of a provision in the “Description of the Notes” section in the Prospectus Supplement related to the Notes dated July 7, 2022, which intent shall be conclusively evidenced by an Officer’s Certificate to that effect.

After an amendment under this Section 9.2 becomes effective, the Issuer shall mail (or deliver pursuant to the procedures of the DTC) to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2.

SECTION 9.3           With Consent of Holders. The Indenture or the Notes issued thereunder may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding issued under the Indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of each Holder of an outstanding Note affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting member):

(a)            reduce the principal amount of Notes issued under the Indenture whose Holders must consent to an amendment, supplement or waiver;

(b)            reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than Section 4.5 of this Twelfth Supplemental Indenture);

(c)            reduce the rate of or change the time for payment of interest on any Note;

(d)            waive a Default or Event of Default in the payment of principal of, premium, if any, and interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(e)            make any Note payable in money other than that stated in the such Note;

(f)            make any change in Article Six of this Twelfth Supplemental Indenture that adversely affects the rights of any Holder under Article Six;

(g)            make any changes in Section 6.8 or 6.13 hereof;

(h)            waive a redemption payment with respect to any Note issued hereunder (other than Section 4.5 of this Twelfth Supplemental Indenture); or

(i)            make any change in the preceding amendment and waiver provisions.

It shall not be necessary for the consent of the Holders under this Section 9.3 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.3 becomes effective, the Issuer shall mail (or deliver pursuant to the procedures of the DTC) to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.3.

SECTION 9.4           Payment for Consent.

(a)            The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

(b)            With respect to the Notes, Section 9.5 of the Base Indenture shall be amended such that the reference to “clauses (1) through (8) of Section 9.3” is a reference to “clauses (a) through (i) of Section 9.3”, which references shall be deemed to be provisions of the Base Indenture with respect to the Notes; provided that the terms of this Article Nine shall not become a part of the terms of any other series of Securities.

ARTICLE Ten
APPOINTMENT OF TRUSTEE

SECTION 10.1         Appointment of U.S. Bank Trust Company, National Association as Trustee for the Notes. Pursuant to the Base Indenture, the Issuer hereby appoints U.S. Bank Trust Company, National Association as Trustee under the Base Indenture with respect to the Notes, and only with respect to the Notes, and vests in and confirms with the Trustee all rights, powers, trusts, privileges, duties and obligations of a Trustee under the Indenture with respect to the Notes. There shall continue to be vested in and confirmed with the Base Trustee all of its rights, powers, trusts, privileges, duties and obligations as Trustee under the Base Indenture with respect to all of the series of Securities as to which it has served and continues to serve as trustee under the Base Indenture. With respect to the Notes, all references to the Trustee in the Base Indenture shall be understood to be references to the Trustee.

SECTION 10.2         Appointment of Registrar, Transfer Agent and Paying Agent. The Issuer hereby appoints the Trustee as Registrar, Transfer Agent and Paying Agent (as such terms are defined in the Base Indenture) upon whom notices and demands may be served, in each case, with respect to the Notes.

SECTION 10.3         Corporate Trust Office. For any purposes relating to the Notes or the Trustee, references in the Base Indenture to the office of the Trustee shall be deemed to refer to the corporate trust office of the Trustee, which is located at U.S. Bank Trust Company, National Association, Attention: Corporate Trust Services - Celanese US Holdings LLC Administrator, 13737 Noel Road, 8th Floor, Dallas, Texas 75240.

ARTICLE Eleven
THE BASE TRUSTEE

SECTION 11.1         Base Trustee’s Acknowledgement. The Base Trustee hereby acknowledges that it will not serve as the Trustee under the Base Indenture with respect to the Notes; and the parties hereto expressly acknowledge and agree that the Base Trustee shall have no liabilities, duties or obligations of any kind (under the Indenture or otherwise) with respect to the Notes or the issuance thereof and that the Base Trustee shall have no responsibility or liability for the sufficiency or effectiveness of this Twelfth Supplemental Indenture for any purpose.

SECTION 11.2         Duties Under Supplemental Indenture. The Base Trustee shall have no liabilities, duties or obligations under or in respect of this Twelfth Supplemental Indenture, and no implied duties or obligations of any kind shall be read into this Twelfth Supplemental Indenture on the part of the Base Trustee.

ARTICLE Twelve
THE TRUSTEE

SECTION 12.1         Representations and Warranties. The Trustee hereby represents and warrants to the Base Trustee and to the Issuer that:

(a)            The Trustee is qualified and eligible, under the provisions of Section 7.9 of the Base Indenture and the Trust Indenture Act of 1939, as amended, to act as Trustee under the Indenture.

(b)            This Twelfth Supplemental Indenture has been duly authorized, executed and delivered on behalf of the Trustee and constitutes its legal, valid and binding obligation.

ARTICLE Thirteen
MISCELLANEOUS

SECTION 13.1         Effect of Twelfth Supplemental Indenture.

(a)            This Twelfth Supplemental Indenture is a supplemental indenture within the meaning of Section 2.2 of the Base Indenture, and the Base Indenture shall be read together with this Twelfth Supplemental Indenture and shall have the same effect over the Notes, in the same manner as if the provisions of the Base Indenture and this Twelfth Supplemental Indenture were contained in the same instrument and nothing herein shall constitute an amendment, supplement or waiver requiring the approval of any of the holders of any existing Securities of a Series pursuant to Section 9.2 of the Base Indenture.

(b)            In all respects, the Base Indenture is confirmed by the parties hereto as supplemented by the terms of this Twelfth Supplemental Indenture.

(c)            Nothing contained herein or in the Base Indenture shall constitute Base Trustee and Trustee as co-trustees of the same trust and each of the Base Trustee and Trustee shall be a Trustee (as defined in the Base Indenture) of a trust or trusts under the Base Indenture separate and apart from any trust or trusts administered by any other such Trustee (as defined in the Base Indenture).

(d)            The Issuer’s obligation and covenant to reimburse each of the Base Trustee and Trustee for reasonable disbursements, advances and expenses and to indemnify each of the Base Trustee and Trustee, as applicable, pursuant to, and in accordance with, the terms of Section 7.6 of the Base Indenture shall extend to any and all loss, liability or expense incurred by the Base Trustee or the Trustee, as applicable (without negligence or bad faith as determined by a final, non-appealable decision of a court of competent jurisdiction in each instance on the part of Base Trustee or Trustee, as applicable), arising out of or in connection with any series of the Securities under the Indenture, regardless of whether the Base Trustee or the Trustee, as applicable, is the respective Trustee of such series of the Securities.

SECTION 13.2         Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 13.3         Successors and Assigns.

All covenants and agreements in this Twelfth Supplemental Indenture by the Issuer, the Guarantors, Base Trustee, Trustee and the Holders shall bind their successors and assigns, whether so expressed or not.

SECTION 13.4         Severability Clause.

In case any provision in this Twelfth Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.5         Benefits of Twelfth Supplemental Indenture.

Nothing in this Twelfth Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any benefit or any legal or equitable right, remedy or claim under this Twelfth Supplemental Indenture.

SECTION 13.6         Conflict.

In the event that there is a conflict or inconsistency between the Base Indenture and this Twelfth Supplemental Indenture, the provisions of this Twelfth Supplemental Indenture shall control; provided, however, if any provision hereof limits, qualifies or conflicts with another provision herein or in the Base Indenture, in either case, which is required or deemed to be included in the Indenture by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control.

SECTION 13.7         Governing Law.

THIS TWELFTH SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SECTION 13.8     Trustee.

Neither the Base Trustee nor the Trustee shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twelfth Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuer.

In the performance of its obligations hereunder, U.S. Bank Trust Company, National Association, as Trustee for the Notes, shall be provided with all of the rights, benefits, protections, indemnities and immunities afforded to the Trustee (as defined in the Base Indenture) pursuant to the Base Indenture. No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

It is hereby confirmed that all the rights, powers, trusts and duties of the Base Trustee, as Trustee (as defined in the Indenture), in respect of all Series of the Securities which have been issued prior to the date hereof and remain outstanding shall continue to be vested in the Base Trustee.

SECTION 13.9     Counterparts.

This Twelfth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Twelfth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Twelfth Supplemental Indenture as to the parties hereto and may be used in lieu of the original instrument for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English). The Issuer agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

The Trustee shall have the right to accept and act upon any notice, instruction, or other communication, including any funds transfer instruction, (each, a “Notice”) received pursuant to this Indenture by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) and shall not have any duty to confirm that the person sending such Notice is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to the Trustee) shall be deemed original signatures for all purposes. Each other party to this Indenture assumes all risks arising out of the use of electronic signatures and electronic methods to send Notices to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized Notice and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that a Notice in the form of an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic Notice.

SECTION 13.10     Force Majeure.

In no event shall any of the Trustee, any Paying Agent or any Transfer Agent be responsible or liable for any failure or delay in the performance of its obligations arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, (i) any act or provision of any present or future law or regulation or governmental authority, (ii) any act of God, (iii) natural disaster, (iv) war, (v) terrorism, (vi) civil unrest, (vii) accidents, (viii) labor dispute, (ix) disease, (x) epidemic or pandemic, (xi) quarantine, (xii) national emergency, (xiii) loss or malfunction of utility or computer software or hardware, (xiv) communications system failure, (xv) malware or ransomware or (xvi)  unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems, or (xvii) unavailability of securities clearing system; it being understood that each of the Trustee, Paying Agent and Transfer Agent shall undertake commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 13.11     U.S.A. PATRIOT Act.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee and Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and Agents. Accordingly, each of the parties agree to provide to the Trustee and Agents, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee and Agents to comply with Applicable Law.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Supplemental Indenture to be duly executed on the date and year first written above.

ISSUER:

CELANESE US HOLDINGS LLC

By:	/s/ Scott A. Richardson
Name: Scott A. Richardson
Title: President

[Twelfth Supplemental Indenture]

GUARANTORS:

CELANESE CORPORATION

By:	/s/ Scott A. Richardson
Name: Scott A. Richardson
Title: Executive Vice President and Chief Financial Officer

CELANESE AMERICAS LLC

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

CELANESE ACETATE LLC

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

CELANESE CHEMICALS, INC.

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

CNA HOLDINGS LLC

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

CELANESE INTERNATIONAL CORPORATION

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

CELTRAN, INC.

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

KEP AMERICAS ENGINEERING PLASTICS, LLC

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

[Twelfth Supplemental Indenture]

TICONA FORTRON INC.

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

TICONA POLYMERS, INC.

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

TICONA LLC

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

CELANESE GLOBAL RELOCATION LLC

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

CELANESE LTD.

By:	CELANESE INTERNATIONAL CORPORATION, its general partner

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

CELANESE SALES U.S. LTD.

By:	CELANESE INTERNATIONAL CORPORATION, its general partner

By:	/s/ Dmitry Buriko
Name: Dmitry Buriko
Title: Vice President and Treasurer

[Twelfth Supplemental Indenture]

TRUSTEE:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Michael K. Herberger
Name: Michael K. Herberger
Title: Vice President

[Twelfth Supplemental Indenture]

BASE TRUSTEE:

Computershare Trust Company, N.A., as successor Trustee to Wells Fargo Bank, National Association

By:	/s/ Linda Lopez
Name: Linda Lopez
Title: Assistant Vice President

[Twelfth Supplemental Indenture]

EXHIBIT A-1

Form of 5.900% Senior Notes Due 2024

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.

CELANESE US HOLDINGS LLC

5.900% SENIOR NOTES DUE 2024

No. [ ]	$[ ]

CUSIP No. 15089Q AR5
ISIN No. US15089QAR56

CELANESE US HOLDINGS LLC, a Delaware limited liability company, for value received, promises to pay to Cede & Co., or registered assigns, the principal sum of [  ] United States Dollars (US$[  ]) on July 5, 2024.

Interest Payment Dates: January 5 and July 5, and on July 5, 2024.

Regular Record Dates: June 21 and December 22

Additional provisions of this 2024 Note are set forth on the other side of this 2024 Note.

Exhibit A-1-1

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

CELANESE US HOLDINGS LLC

By:
Name:
Title:

Dated: [   ]

Exhibit A-1-2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 2024 Notes of the Series designated as 2024 Notes in the within-mentioned Indenture.

Dated:    [   ], 2022

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee

By:
Authorized Officer

Exhibit A-1-3

(Reverse of 2024 Note)

5.900% Senior Note due 2024

1.            Interest

CELANESE US HOLDINGS LLC, a Delaware limited liability company (the “Issuer”), promises to pay interest on the principal amount of this 2024 Note at the rate per annum shown above, subject to adjustment as set forth in Section 2.4 of the Twelfth Supplemental Indenture. The Issuer shall pay interest semiannually on January 5 and July 5 of each year, commencing January 5, 2023, and on the final maturity date of the 2024 Notes. Interest on the 2024 Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from July 14, 2022 until the principal hereof is due. Interest shall be computed on the basis of a 360 day year comprised of twelve 30-day months. The Issuer shall pay interest on overdue principal and premium, if any, at the rate borne by the 2024 Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.            Method of Payment

The Issuer shall pay interest on the 2024 Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the June 21 or December 22 next preceding the interest payment date even if 2024 Notes are canceled after the record date and on or before the interest payment date (whether or not a Business Day). Holders must surrender 2024 Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America, that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the 2024 Note represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company, the Issuer or any successor depositary. The Issuer will make all payments in respect of a certificated 2024 Note (including principal, premium, if any, and interest), at the office or agency maintained by the Issuer for such purposes, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof.

3.            Paying Agent and Registrar

Initially, U.S. Bank Trust Company, National Association (the “Trustee”) will act as paying agent (the “Paying Agent”) and as registrar (the “Registrar”). The Issuer may appoint and change any Paying Agent or Registrar without notice. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

4.            Indenture

The Issuer issued the 2024 Notes under an Indenture, dated as of May 6, 2011 (the “Base Indenture”), among the Issuer, Celanese Corporation, a Delaware corporation (the “Parent Guarantor”), and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Base Trustee”) as amended with respect to the 2024 Notes by the Twelfth Supplemental Indenture dated July 14, 2022 (the “Twelfth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuer, the guarantors party thereto (the “Guarantors”), the Base Trustee and the Trustee, which collectively constitutes the Indenture governing the 2024 Notes. The terms of the 2024 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended as in effect on the date of the Indenture (the “TIA”). The 2024 Notes include all terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms and provisions. This 2024 Note is one of a series of securities designated as the 5.900% Senior Notes due 2024 of the Issuer. Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Exhibit A-1-4

The aggregate principal amount at maturity of the 2024 Notes which may be authenticated and delivered under the Indenture shall be unlimited. In addition, the aggregate principal amount of Securities of any class or series which may be authenticated and delivered under the Indenture shall be unlimited, provided that such Securities shall rank equally with the 2024 Notes.

5.            Optional Redemption

The 2024 Notes are subject to redemption as provided in Sections 3.2 of the Twelfth Supplemental Indenture.

6.            Special Mandatory Redemption

The 2024 Notes are subject to a Special Mandatory Redemption as provided in Section 3.3 of the Twelfth Supplemental Indenture.

7.            Sinking Fund

Except as provided in Section 3.3 of the Twelfth Supplemental Indenture, the 2024 Notes are not entitled to the benefit of any mandatory redemption or sinking fund.

8.            Denominations, Transfer, Exchange

The 2024 Notes are in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A registered Holder may transfer or exchange 2024 Notes in accordance with the Indenture. Upon any such transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents. No service charge shall be made for any registration of transfer or exchange, but the Issuer or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in 2024 Notes therewith permitted by the Indenture. The Registrar need not register the transfer of or exchange any 2024 Notes selected for redemption (except, in the case of a 2024 Note to be redeemed in part, the portion of the 2024 Note not to be redeemed) or to transfer or exchange any 2024 Note for a period of 15 days prior to a selection of 2024 Notes to be redeemed.

9.            Persons Deemed Owners

The registered Holder of this 2024 Note shall be treated as the owner of it for all purposes.

10.            Unclaimed Money

Subject to any applicable abandoned property law, if money for the payment of principal or interest held by the Trustee or a Paying Agent remains unclaimed for two years, the Trustee or Paying Agent, as applicable, shall pay the money to the Issuer upon written request. Thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

Exhibit A-1-5

11.            Discharge and Defeasance

Subject to certain conditions and limitations set forth in the Indenture, the Issuer may terminate some of or all its obligations under the 2024 Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the 2024 Notes to redemption or maturity, as the case may be.

12.            Modification and Waiver

Subject to certain exceptions set forth in the Indenture, the Indenture and the 2024 Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding 2024 Notes. Without notice to or the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the 2024 Notes to, among other things, cure any ambiguity, defect or inconsistency.

13.            Defaults and Remedies

If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer set forth in the Indenture) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding 2024 Notes (with a copy to the Trustee), in each case, by notice to the Issuer, may declare the principal of, premium, if any, and accrued but unpaid interest on all the 2024 Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the 2024 Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding 2024 Notes may rescind any such acceleration with respect to the 2024 Notes and its consequences.

14.            Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2024 Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and, subject to the Indenture, may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

15.            Guarantees

The 2024 Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

16.            No Recourse Against Others

No director, officer, employee, incorporator or holder of any equity interests in the Issuer or any Guarantor shall have any liability for or any obligations, covenants or agreements of the Issuer or the Guarantors under the 2024 Notes or the Indenture or for any claim based thereon or otherwise in respect of, or by reason of, such obligations or their creation. By accepting a 2024 Note, each holder expressly waives and releases all such liability. The waiver and release are a condition of, and part of the consideration for, the execution of the Indenture and the issuance of the 2024 Notes.

Exhibit A-1-6

17.            Authentication

This 2024 Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this 2024 Note.

18.            Abbreviations

Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

19.            Governing Law

THE INDENTURE AND THIS 2024 NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

20.            CUSIP Number and ISIN

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused the CUSIP number and ISIN to be printed on this 2024 Note and has directed the Trustee to use the CUSIP number and ISIN in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such number either as printed on this 2024 Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder of 2024 Notes upon written request and without charge to the Holder a copy of the Indenture and a copy of this 2024 Note.

Exhibit A-1-7

ASSIGNMENT FORM

To assign this 2024 Note, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint ____________ agent to transfer this 2024 Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this 2024 Note.)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-1-8

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this 2024 Note purchased by the Issuer pursuant to Section 4.5 of the Twelfth Supplemental Indenture, check the box: ☐

If you want to have only part of the 2024 Note purchased by the Issuer pursuant to Section 4.5 of the Twelfth Supplemental Indenture, state the amount you elect to have purchased:

$
(multiple of $1,000)
Date:

Your Signature:
(Sign exactly as your name appears on the face of this 2024 Note.)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-1-9

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $[          ]. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Debt Securities Custodian

Exhibit A-1-10

EXHIBIT A-2

Form of 6.050% Senior Notes Due 2025

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.

CELANESE US HOLDINGS LLC

6.050% SENIOR NOTES DUE 2025

No. [ ]	$[ ]

CUSIP No. 15089Q AL8
ISIN No. US15089QAL86

CELANESE US HOLDINGS LLC, a Delaware limited liability company, for value received, promises to pay to Cede & Co., or registered assigns, the principal sum of [ ] United States Dollars (US$[ ]) on March 15, 2025.

Interest Payment Dates: March 15 and September 15, and on March 15, 2025.

Regular Record Dates: March 1 and September 1

Additional provisions of this 2025 Note are set forth on the other side of this 2025 Note.

Exhibit A-2-1

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

CELANESE US HOLDINGS LLC

By:
Name:
Title:

Dated: [   ]

Exhibit A-2-2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 2025 Notes of the Series designated as 2025 Notes in the within-mentioned Indenture.

Dated:   [   ], 2022

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee

By:
Authorized Officer

Exhibit A-2-3

(Reverse of 2025 Note)

6.050% Senior Note due 2025

1.            Interest

CELANESE US HOLDINGS LLC, a Delaware limited liability company (the “Issuer”), promises to pay interest on the principal amount of this 2025 Note at the rate per annum shown above, subject to adjustment as set forth in Section 2.4 of the Twelfth Supplemental Indenture. The Issuer shall pay interest semiannually on March 15 and September 15 of each year, commencing September 15, 2022, and on the final maturity date of the 2025 Notes. Interest on the 2025 Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from July 14, 2022 until the principal hereof is due. Interest shall be computed on the basis of a 360 day year comprised of twelve 30-day months. The Issuer shall pay interest on overdue principal and premium, if any, at the rate borne by the 2025 Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.            Method of Payment

The Issuer shall pay interest on the 2025 Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 1 or September 1 next preceding the interest payment date even if 2025 Notes are canceled after the record date and on or before the interest payment date (whether or not a Business Day). Holders must surrender 2025 Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America, that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the 2025 Note represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company, the Issuer or any successor depositary. The Issuer will make all payments in respect of a certificated 2025 Note (including principal, premium, if any, and interest), at the office or agency maintained by the Issuer for such purposes, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof.

3.            Paying Agent and Registrar

Initially, U.S. Bank Trust Company, National Association (the “Trustee”) will act as paying agent (the “Paying Agent”) and as registrar (the “Registrar”). The Issuer may appoint and change any Paying Agent or Registrar without notice. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

4.            Indenture

The Issuer issued the 2025 Notes under an Indenture, dated as of May 6, 2011 (the “Base Indenture”), among the Issuer, Celanese Corporation, a Delaware corporation (the “Parent Guarantor”), and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Base Trustee”) as amended with respect to the 2025 Notes by the Twelfth Supplemental Indenture dated July 14, 2022 (the “Twelfth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuer, the guarantors party thereto (the “Guarantors”), the Base Trustee and the Trustee, which collectively constitutes the Indenture governing the 2025 Notes. The terms of the 2025 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended as in effect on the date of the Indenture (the “TIA”). The 2025 Notes include all terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms and provisions. This 2025 Note is one of a series of securities designated as the 6.050% Senior Notes due 2025 of the Issuer. Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Exhibit A-2-4

The aggregate principal amount at maturity of the 2025 Notes which may be authenticated and delivered under the Indenture shall be unlimited. In addition, the aggregate principal amount of Securities of any class or series which may be authenticated and delivered under the Indenture shall be unlimited, provided that such Securities shall rank equally with the 2025 Notes.

5.            Optional Redemption

The 2025 Notes are subject to redemption as provided in Sections 3.2 of the Twelfth Supplemental Indenture.

6.            Special Mandatory Redemption

The 2025 Notes are subject to a Special Mandatory Redemption as provided in Section 3.3 of the Twelfth Supplemental Indenture.

7.            Sinking Fund

Except as provided in Section 3.3 of the Twelfth Supplemental Indenture, the 2025 Notes are not entitled to the benefit of any mandatory redemption or sinking fund.

8.            Denominations, Transfer, Exchange

The 2025 Notes are in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A registered Holder may transfer or exchange 2025 Notes in accordance with the Indenture. Upon any such transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents. No service charge shall be made for any registration of transfer or exchange, but the Issuer or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in 2025 Notes therewith permitted by the Indenture. The Registrar need not register the transfer of or exchange any 2025 Notes selected for redemption (except, in the case of a 2025 Note to be redeemed in part, the portion of the 2025 Note not to be redeemed) or to transfer or exchange any 2025 Note for a period of 15 days prior to a selection of 2025 Notes to be redeemed.

9.            Persons Deemed Owners

The registered Holder of this 2025 Note shall be treated as the owner of it for all purposes.

10.            Unclaimed Money

Subject to any applicable abandoned property law, if money for the payment of principal or interest held by the Trustee or a Paying Agent remains unclaimed for two years, the Trustee or Paying Agent, as applicable, shall pay the money to the Issuer upon written request. Thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

Exhibit A-2-5

11.            Discharge and Defeasance

Subject to certain conditions and limitations set forth in the Indenture, the Issuer may terminate some of or all its obligations under the 2025 Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the 2025 Notes to redemption or maturity, as the case may be.

12.            Modification and Waiver

Subject to certain exceptions set forth in the Indenture, the Indenture and the 2025 Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding 2025 Notes. Without notice to or the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the 2025 Notes to, among other things, cure any ambiguity, defect or inconsistency.

13.            Defaults and Remedies

If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer set forth in the Indenture) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding 2025 Notes (with a copy to the Trustee), in each case, by notice to the Issuer, may declare the principal of, premium, if any, and accrued but unpaid interest on all the 2025 Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the 2025 Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding 2025 Notes may rescind any such acceleration with respect to the 2025 Notes and its consequences.

14.            Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2025 Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and, subject to the Indenture, may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

15.            Guarantees

The 2025 Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

16.            No Recourse Against Others

No director, officer, employee, incorporator or holder of any equity interests in the Issuer or any Guarantor shall have any liability for or any obligations, covenants or agreements of the Issuer or the Guarantors under the 2025 Notes or the Indenture or for any claim based thereon or otherwise in respect of, or by reason of, such obligations or their creation. By accepting a 2025 Note, each holder expressly waives and releases all such liability. The waiver and release are a condition of, and part of the consideration for, the execution of the Indenture and the issuance of the 2025 Notes.

17.            Authentication

This 2025 Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this 2025 Note.

Exhibit A-2-6

18.            Abbreviations

Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

19.            Governing Law

THE INDENTURE AND THIS 2025 NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

20.            CUSIP Number and ISIN

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused the CUSIP number and ISIN to be printed on this 2025 Note and has directed the Trustee to use the CUSIP number and ISIN in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such number either as printed on this 2025 Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder of 2025 Notes upon written request and without charge to the Holder a copy of the Indenture and a copy of this 2025 Note.

Exhibit A-2-7

ASSIGNMENT FORM

To assign this 2025 Note, fill in the form below:

I or we assign and transfer this Security to

________________________________________________________________________
(Print or type assignee’s name, address and zip code)

________________________________________________________________________
(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint ____________ agent to transfer this 2025 Note on the books of the Issuer. The agent may substitute another to act for him.

________________________________________________________________________

Date:	Your Signature:
(Sign exactly as your name appears on the face of this 2025 Note.)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-2-8

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this 2025 Note purchased by the Issuer pursuant to Section 4.5 of the Twelfth Supplemental Indenture, check the box: ☐

If you want to have only part of the 2025 Note purchased by the Issuer pursuant to Section 4.5 of the Twelfth Supplemental Indenture, state the amount you elect to have purchased:

$

(multiple of $1,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this 2025 Note.)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-2-9

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $[        ]. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Debt Securities Custodian

Exhibit A-2-10

EXHIBIT A-3

Form of 6.165% Senior Notes Due 2027

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.

CELANESE US HOLDINGS LLC

6.165% SENIOR NOTES DUE 2027

No. [ ]	$[ ]

CUSIP No. 15089Q AM6
ISIN No. US15089QAM69

CELANESE US HOLDINGS LLC, a Delaware limited liability company, for value received, promises to pay to Cede & Co., or registered assigns, the principal sum of [      ] United States Dollars (US$[      ]) on July 15, 2027.

Interest Payment Dates: January 15 and July 15, and on July 15, 2027.

Regular Record Dates: January 1 and July 1

Additional provisions of this 2027 Note are set forth on the other side of this 2027 Note.

Exhibit A-3-1

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

CELANESE US HOLDINGS LLC
By:
Name:
Title:

Dated: [      ]

Exhibit A-3-2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 2027 Notes of the Series designated as 2027 Notes in the within-mentioned Indenture.

Dated:     [       ], 2022

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee

By:
Authorized Officer

Exhibit A-3-3

(Reverse of 2027 Note)

6.165% Senior Note due 2027

1.	Interest

CELANESE US HOLDINGS LLC, a Delaware limited liability company (the “Issuer”), promises to pay interest on the principal amount of this 2027 Note at the rate per annum shown above, subject to adjustment as set forth in Section 2.4 of the Twelfth Supplemental Indenture. The Issuer shall pay interest semiannually on January 15 and July 15 of each year, commencing January 15, 2023, and on the final maturity date of the 2027 Notes. Interest on the 2027 Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from July 14, 2022 until the principal hereof is due. Interest shall be computed on the basis of a 360 day year comprised of twelve 30-day months. The Issuer shall pay interest on overdue principal and premium, if any, at the rate borne by the 2027 Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Issuer shall pay interest on the 2027 Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the January 1 or July 1 next preceding the interest payment date even if 2027 Notes are canceled after the record date and on or before the interest payment date (whether or not a Business Day). Holders must surrender 2027 Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America, that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the 2027 Note represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company, the Issuer or any successor depositary. The Issuer will make all payments in respect of a certificated 2027 Note (including principal, premium, if any, and interest), at the office or agency maintained by the Issuer for such purposes, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof.

3.	Paying Agent and Registrar

Initially, U.S. Bank Trust Company, National Association (the “Trustee”) will act as paying agent (the “Paying Agent”) and as registrar (the “Registrar”). The Issuer may appoint and change any Paying Agent or Registrar without notice. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

4.	Indenture

The Issuer issued the 2027 Notes under an Indenture, dated as of May 6, 2011 (the “Base Indenture”), among the Issuer, Celanese Corporation, a Delaware corporation (the “Parent Guarantor”), and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Base Trustee”) as amended with respect to the 2027 Notes by the Twelfth Supplemental Indenture dated July 14, 2022 (the “Twelfth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuer, the guarantors party thereto (the “Guarantors”), the Base Trustee and the Trustee, which collectively constitutes the Indenture governing the 2027 Notes. The terms of the 2027 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended as in effect on the date of the Indenture (the “TIA”). The 2027 Notes include all terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms and provisions. This 2027 Note is one of a series of securities designated as the 6.165% Senior Notes due 2027 of the Issuer. Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Exhibit A-3-4

The aggregate principal amount at maturity of the 2027 Notes which may be authenticated and delivered under the Indenture shall be unlimited. In addition, the aggregate principal amount of Securities of any class or series which may be authenticated and delivered under the Indenture shall be unlimited, provided that such Securities shall rank equally with the 2027 Notes.

5.	Optional Redemption

The 2027 Notes are subject to redemption as provided in Sections 3.2 of the Twelfth Supplemental Indenture.

6.	Special Mandatory Redemption

The 2027 Notes are subject to a Special Mandatory Redemption as provided in Section 3.3 of the Twelfth Supplemental Indenture.

7.	Sinking Fund

Except as provided in Section 3.3 of the Twelfth Supplemental Indenture, the 2027 Notes are not entitled to the benefit of any mandatory redemption or sinking fund.

8.	Denominations, Transfer, Exchange

The 2027 Notes are in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A registered Holder may transfer or exchange 2027 Notes in accordance with the Indenture. Upon any such transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents. No service charge shall be made for any registration of transfer or exchange, but the Issuer or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in 2027 Notes therewith permitted by the Indenture. The Registrar need not register the transfer of or exchange any 2027 Notes selected for redemption (except, in the case of a 2027 Note to be redeemed in part, the portion of the 2027 Note not to be redeemed) or to transfer or exchange any 2027 Note for a period of 15 days prior to a selection of 2027 Notes to be redeemed.

9.	Persons Deemed Owners

The registered Holder of this 2027 Note shall be treated as the owner of it for all purposes.

10.	Unclaimed Money

Subject to any applicable abandoned property law, if money for the payment of principal or interest held by the Trustee or a Paying Agent remains unclaimed for two years, the Trustee or Paying Agent, as applicable, shall pay the money to the Issuer upon written request. Thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

11.	Discharge and Defeasance

Subject to certain conditions and limitations set forth in the Indenture, the Issuer may terminate some of or all its obligations under the 2027 Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the 2027 Notes to redemption or maturity, as the case may be.

Exhibit A-3-5

12.	Modification and Waiver

Subject to certain exceptions set forth in the Indenture, the Indenture and the 2027 Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding 2027 Notes. Without notice to or the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the 2027 Notes to, among other things, cure any ambiguity, defect or inconsistency.

13.	Defaults and Remedies

If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer set forth in the Indenture) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding 2027 Notes (with a copy to the Trustee), in each case, by notice to the Issuer, may declare the principal of, premium, if any, and accrued but unpaid interest on all the 2027 Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the 2027 Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding 2027 Notes may rescind any such acceleration with respect to the 2027 Notes and its consequences.

14.	Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2027 Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and, subject to the Indenture, may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

15.	Guarantees

The 2027 Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

16.	No Recourse Against Others

No director, officer, employee, incorporator or holder of any equity interests in the Issuer or any Guarantor shall have any liability for or any obligations, covenants or agreements of the Issuer or the Guarantors under the 2027 Notes or the Indenture or for any claim based thereon or otherwise in respect of, or by reason of, such obligations or their creation. By accepting a 2027 Note, each holder expressly waives and releases all such liability. The waiver and release are a condition of, and part of the consideration for, the execution of the Indenture and the issuance of the 2027 Notes.

17.	Authentication

This 2027 Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this 2027 Note.

Exhibit A-3-6

18.	Abbreviations

Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

19.	Governing Law

THE INDENTURE AND THIS 2027 NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

20.	CUSIP Number and ISIN

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused the CUSIP number and ISIN to be printed on this 2027 Note and has directed the Trustee to use the CUSIP number and ISIN in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such number either as printed on this 2027 Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder of 2027 Notes upon written request and without charge to the Holder a copy of the Indenture and a copy of this 2027 Note.

Exhibit A-3-7

ASSIGNMENT FORM

To assign this 2027 Note, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint ____________ agent to transfer this 2027 Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this 2027 Note.)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-3-8

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this 2027 Note purchased by the Issuer pursuant to Section 4.5 of the Twelfth Supplemental Indenture, check the box: ☐

If you want to have only part of the 2027 Note purchased by the Issuer pursuant to Section 4.5 of the Twelfth Supplemental Indenture, state the amount you elect to have purchased:

$

(multiple of $1,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this 2027 Note.)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-3-9

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $[        ]. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Debt Securities Custodian

Exhibit A-3-10

EXHIBIT A-4

Form of 6.330% Senior Notes Due 2029

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.

CELANESE US HOLDINGS LLC

6.330% SENIOR NOTES DUE 2029

No. [ ]	$[ ]

CUSIP No. 15089Q AN4
ISIN No. US15089QAN43

CELANESE US HOLDINGS LLC, a Delaware limited liability company, for value received, promises to pay to Cede & Co., or registered assigns, the principal sum of [ ] United States Dollars (US$[ ]) on July 15, 2029.

Interest Payment Dates: January 15 and July 15, and on July 15, 2029.

Regular Record Dates: January 1 and July 1

Additional provisions of this 2029 Note are set forth on the other side of this 2029 Note.

Exhibit A-4-1

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

CELANESE US HOLDINGS LLC

By:
Name:
Title:

Dated: [ ]

Exhibit A-4-2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 2029 Notes of the Series designated as 2029 Notes in the within-mentioned Indenture.

Dated:      [ ], 2022

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee

By:
Authorized Officer

Exhibit A-4-3

(Reverse of 2029 Note)

6.330% Senior Note due 2029

1.            Interest

CELANESE US HOLDINGS LLC, a Delaware limited liability company (the “Issuer”), promises to pay interest on the principal amount of this 2029 Note at the rate per annum shown above, subject to adjustment as set forth in Section 2.4 of the Twelfth Supplemental Indenture. The Issuer shall pay interest semiannually on January 15 and July 15 of each year, commencing January 15, 2023, and on the final maturity date of the 2029 Notes. Interest on the 2029 Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from July 14, 2022 until the principal hereof is due. Interest shall be computed on the basis of a 360 day year comprised of twelve 30-day months. The Issuer shall pay interest on overdue principal and premium, if any, at the rate borne by the 2029 Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.            Method of Payment

The Issuer shall pay interest on the 2029 Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the January 1 or July 1 next preceding the interest payment date even if 2029 Notes are canceled after the record date and on or before the interest payment date (whether or not a Business Day). Holders must surrender 2029 Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America, that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the 2029 Note represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company, the Issuer or any successor depositary. The Issuer will make all payments in respect of a certificated 2029 Note (including principal, premium, if any, and interest), at the office or agency maintained by the Issuer for such purposes, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof.

3.            Paying Agent and Registrar

Initially, U.S. Bank Trust Company, National Association (the “Trustee”) will act as paying agent (the “Paying Agent”) and as registrar (the “Registrar”). The Issuer may appoint and change any Paying Agent or Registrar without notice. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

4.            Indenture

The Issuer issued the 2029 Notes under an Indenture, dated as of May 6, 2011 (the “Base Indenture”), among the Issuer, Celanese Corporation, a Delaware corporation (the “Parent Guarantor”), and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Base Trustee”) as amended with respect to the 2029 Notes by the Twelfth Supplemental Indenture dated July 14, 2022 (the “Twelfth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuer, the guarantors party thereto (the “Guarantors”), the Base Trustee and the Trustee, which collectively constitutes the Indenture governing the 2029 Notes. The terms of the 2029 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended as in effect on the date of the Indenture (the “TIA”). The 2029 Notes include all terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms and provisions. This 2029 Note is one of a series of securities designated as the 6.330% Senior Notes due 2029 of the Issuer. Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Exhibit A-4-4

The aggregate principal amount at maturity of the 2029 Notes which may be authenticated and delivered under the Indenture shall be unlimited. In addition, the aggregate principal amount of Securities of any class or series which may be authenticated and delivered under the Indenture shall be unlimited, provided that such Securities shall rank equally with the 2029 Notes.

5.            Optional Redemption

The 2029 Notes are subject to redemption as provided in Sections 3.2 of the Twelfth Supplemental Indenture.

6.            Special Mandatory Redemption

The 2029 Notes are subject to a Special Mandatory Redemption as provided in Section 3.3 of the Twelfth Supplemental Indenture.

7.            Sinking Fund

Except as provided in Section 3.3 of the Twelfth Supplemental Indenture, the 2029 Notes are not entitled to the benefit of any mandatory redemption or sinking fund.

8.            Denominations, Transfer, Exchange

The 2029 Notes are in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A registered Holder may transfer or exchange 2029 Notes in accordance with the Indenture. Upon any such transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents. No service charge shall be made for any registration of transfer or exchange, but the Issuer or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in 2029 Notes therewith permitted by the Indenture. The Registrar need not register the transfer of or exchange any 2029 Notes selected for redemption (except, in the case of a 2029 Note to be redeemed in part, the portion of the 2029 Note not to be redeemed) or to transfer or exchange any 2029 Note for a period of 15 days prior to a selection of 2029 Notes to be redeemed.

9.            Persons Deemed Owners

The registered Holder of this 2029 Note shall be treated as the owner of it for all purposes.

10.            Unclaimed Money

Subject to any applicable abandoned property law, if money for the payment of principal or interest held by the Trustee or a Paying Agent remains unclaimed for two years, the Trustee or Paying Agent, as applicable, shall pay the money to the Issuer upon written request. Thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

Exhibit A-4-5

11.            Discharge and Defeasance

Subject to certain conditions and limitations set forth in the Indenture, the Issuer may terminate some of or all its obligations under the 2029 Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the 2029 Notes to redemption or maturity, as the case may be.

12.            Modification and Waiver

Subject to certain exceptions set forth in the Indenture, the Indenture and the 2029 Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding 2029 Notes. Without notice to or the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the 2029 Notes to, among other things, cure any ambiguity, defect or inconsistency.

13.            Defaults and Remedies

If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer set forth in the Indenture) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding 2029 Notes (with a copy to the Trustee), in each case, by notice to the Issuer, may declare the principal of, premium, if any, and accrued but unpaid interest on all the 2029 Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the 2029 Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding 2029 Notes may rescind any such acceleration with respect to the 2029 Notes and its consequences.

14.            Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2029 Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and, subject to the Indenture, may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

15.            Guarantees

The 2029 Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

16.            No Recourse Against Others

No director, officer, employee, incorporator or holder of any equity interests in the Issuer or any Guarantor shall have any liability for or any obligations, covenants or agreements of the Issuer or the Guarantors under the 2029 Notes or the Indenture or for any claim based thereon or otherwise in respect of, or by reason of, such obligations or their creation. By accepting a 2029 Note, each holder expressly waives and releases all such liability. The waiver and release are a condition of, and part of the consideration for, the execution of the Indenture and the issuance of the 2029 Notes.

Exhibit A-4-6

17.            Authentication

This 2029 Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this 2029 Note.

18.            Abbreviations

Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

19.            Governing Law

THE INDENTURE AND THIS 2029 NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

20.            CUSIP Number and ISIN

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused the CUSIP number and ISIN to be printed on this 2029 Note and has directed the Trustee to use the CUSIP number and ISIN in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such number either as printed on this 2029 Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder of 2029 Notes upon written request and without charge to the Holder a copy of the Indenture and a copy of this 2029 Note.

Exhibit A-4-7

ASSIGNMENT FORM

To assign this 2029 Note, fill in the form below:

I or we assign and transfer this Security to

________________________________________________________________________
(Print or type assignee’s name, address and zip code)

________________________________________________________________________
(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint ____________ agent to transfer this 2029 Note on the books of the Issuer. The agent may substitute another to act for him.

________________________________________________________________________

Date:	Your Signature:
(Sign exactly as your name appears on the face of this 2029 Note.)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-4-8

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this 2029 Note purchased by the Issuer pursuant to Section 4.5 of the Twelfth Supplemental Indenture, check the box: ☐

If you want to have only part of the 2029 Note purchased by the Issuer pursuant to Section 4.5 of the Twelfth Supplemental Indenture, state the amount you elect to have purchased:

$

(multiple of $1,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this 2029 Note.)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-4-9

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $[       ]. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Debt Securities Custodian

Exhibit A-4-10

EXHIBIT A-5

Form of 6.379% Senior Notes Due 2032

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.

CELANESE US HOLDINGS LLC

6.379% SENIOR NOTES DUE 2032

No. [ ]	$[ ]

CUSIP No. 15089Q AP9
ISIN No. US15089QAP90

CELANESE US HOLDINGS LLC, a Delaware limited liability company, for value received, promises to pay to Cede & Co., or registered assigns, the principal sum of [   ] United States Dollars (US$[   ]) on July 15, 2032.

Interest Payment Dates: January 15 and July 15, and on July 15, 2032.

Regular Record Dates: January 1 and July 1

Additional provisions of this 2032 Note are set forth on the other side of this 2032 Note.

Exhibit A-5-1

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

CELANESE US HOLDINGS LLC

By:
Name:
Title:

Dated: [   ]

Exhibit A-5-2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 2032 Notes of the Series designated as 2032 Notes in the within-mentioned Indenture.

Dated:     [   ], 2022

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee

By:
Authorized Officer

Exhibit A-5-3

(Reverse of 2032 Note)

6.379% Senior Note due 2032

1.            Interest

CELANESE US HOLDINGS LLC, a Delaware limited liability company (the “Issuer”), promises to pay interest on the principal amount of this 2032 Note at the rate per annum shown above, subject to adjustment as set forth in Section 2.4 of the Twelfth Supplemental Indenture. The Issuer shall pay interest semiannually on January 15 and July 15 of each year, commencing January 15, 2023, and on the final maturity date of the 2032 Notes. Interest on the 2032 Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from July 14, 2022 until the principal hereof is due. Interest shall be computed on the basis of a 360 day year comprised of twelve 30-day months. The Issuer shall pay interest on overdue principal and premium, if any, at the rate borne by the 2032 Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.            Method of Payment

The Issuer shall pay interest on the 2032 Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the January 1 or July 1 next preceding the interest payment date even if 2032 Notes are canceled after the record date and on or before the interest payment date (whether or not a Business Day). Holders must surrender 2032 Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America, that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the 2032 Note represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company, the Issuer or any successor depositary. The Issuer will make all payments in respect of a certificated 2032 Note (including principal, premium, if any, and interest), at the office or agency maintained by the Issuer for such purposes, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof.

3.            Paying Agent and Registrar

Initially, U.S. Bank Trust Company, National Association (the “Trustee”) will act as paying agent (the “Paying Agent”) and as registrar (the “Registrar”). The Issuer may appoint and change any Paying Agent or Registrar without notice. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

4.            Indenture

The Issuer issued the 2032 Notes under an Indenture, dated as of May 6, 2011 (the “Base Indenture”), among the Issuer, Celanese Corporation, a Delaware corporation (the “Parent Guarantor”), and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Base Trustee”) as amended with respect to the 2032 Notes by the Twelfth Supplemental Indenture dated July 14, 2022 (the “Twelfth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuer, the guarantors party thereto (the “Guarantors”), the Base Trustee and the Trustee, which collectively constitutes the Indenture governing the 2032 Notes. The terms of the 2032 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended as in effect on the date of the Indenture (the “TIA”). The 2032 Notes include all terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms and provisions. This 2032 Note is one of a series of securities designated as the 6.379% Senior Notes due 2032 of the Issuer. Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Exhibit A-5-4

The aggregate principal amount at maturity of the 2032 Notes which may be authenticated and delivered under the Indenture shall be unlimited. In addition, the aggregate principal amount of Securities of any class or series which may be authenticated and delivered under the Indenture shall be unlimited, provided that such Securities shall rank equally with the 2032 Notes.

5.            Optional Redemption

The 2032 Notes are subject to redemption as provided in Sections 3.2 of the Twelfth Supplemental Indenture.

6.            Special Mandatory Redemption

The 2032 Notes are subject to a Special Mandatory Redemption as provided in Section 3.3 of the Twelfth Supplemental Indenture.

7.            Sinking Fund

Except as provided in Section 3.3 of the Twelfth Supplemental Indenture, the 2032 Notes are not entitled to the benefit of any mandatory redemption or sinking fund.

8.            Denominations, Transfer, Exchange

The 2032 Notes are in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A registered Holder may transfer or exchange 2032 Notes in accordance with the Indenture. Upon any such transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents. No service charge shall be made for any registration of transfer or exchange, but the Issuer or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in 2032 Notes therewith permitted by the Indenture. The Registrar need not register the transfer of or exchange any 2032 Notes selected for redemption (except, in the case of a 2032 Note to be redeemed in part, the portion of the 2032 Note not to be redeemed) or to transfer or exchange any 2032 Note for a period of 15 days prior to a selection of 2032 Notes to be redeemed.

9.            Persons Deemed Owners

The registered Holder of this 2032 Note shall be treated as the owner of it for all purposes.

10.            Unclaimed Money

Subject to any applicable abandoned property law, if money for the payment of principal or interest held by the Trustee or a Paying Agent remains unclaimed for two years, the Trustee or Paying Agent, as applicable, shall pay the money to the Issuer upon written request. Thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

Exhibit A-5-5

11.            Discharge and Defeasance

Subject to certain conditions and limitations set forth in the Indenture, the Issuer may terminate some of or all its obligations under the 2032 Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the 2032 Notes to redemption or maturity, as the case may be.

12.            Modification and Waiver

Subject to certain exceptions set forth in the Indenture, the Indenture and the 2032 Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding 2032 Notes. Without notice to or the consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the 2032 Notes to, among other things, cure any ambiguity, defect or inconsistency.

13.            Defaults and Remedies

If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer set forth in the Indenture) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding 2032 Notes (with a copy to the Trustee), in each case, by notice to the Issuer, may declare the principal of, premium, if any, and accrued but unpaid interest on all the 2032 Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the 2032 Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding 2032 Notes may rescind any such acceleration with respect to the 2032 Notes and its consequences.

14.            Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2032 Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and, subject to the Indenture, may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

15.            Guarantees

The 2032 Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

16.            No Recourse Against Others

No director, officer, employee, incorporator or holder of any equity interests in the Issuer or any Guarantor shall have any liability for or any obligations, covenants or agreements of the Issuer or the Guarantors under the 2032 Notes or the Indenture or for any claim based thereon or otherwise in respect of, or by reason of, such obligations or their creation. By accepting a 2032 Note, each holder expressly waives and releases all such liability. The waiver and release are a condition of, and part of the consideration for, the execution of the Indenture and the issuance of the 2032 Notes.

Exhibit A-5-6

17.            Authentication

This 2032 Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this 2032 Note.

18.            Abbreviations

Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

19.            Governing Law

THE INDENTURE AND THIS 2032 NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

20.            CUSIP Number and ISIN

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused the CUSIP number and ISIN to be printed on this 2032 Note and has directed the Trustee to use the CUSIP number and ISIN in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such number either as printed on this 2032 Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder of 2032 Notes upon written request and without charge to the Holder a copy of the Indenture and a copy of this 2032 Note.

Exhibit A-5-7

ASSIGNMENT FORM

To assign this 2032 Note, fill in the form below:

I or we assign and transfer this Security to

________________________________________________________________________
(Print or type assignee’s name, address and zip code)

________________________________________________________________________
(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint ____________ agent to transfer this 2032 Note on the books of the Issuer. The agent may substitute another to act for him.

________________________________________________________________________

Date:	Your Signature:
(Sign exactly as your name appears on the face of this 2032 Note.)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-5-8

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this 2032 Note purchased by the Issuer pursuant to Section 4.5 of the Twelfth Supplemental Indenture, check the box: ☐

If you want to have only part of the 2032 Note purchased by the Issuer pursuant to Section 4.5 of the Twelfth Supplemental Indenture, state the amount you elect to have purchased:

$

(multiple of $1,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this 2032 Note.)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-5-9

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $[          ]. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Debt Securities Custodian

Exhibit A-5-10

Exhibit B-1

NOTATION OF SUBSIDIARY GUARANTEE

Each of the undersigned (the “Subsidiary Guarantors”) hereby jointly and severally unconditionally guarantees, to the extent set forth in the Twelfth Supplemental Indenture and subject to the provisions in the Indenture dated as of May 6, 2011 (the “Base Indenture”), among Celanese US Holdings LLC, a Delaware limited liability company (the “Issuer”), Celanese Corporation, a Delaware corporation and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (“Base Trustee”), as amended with respect to the Notes by the Twelfth Supplemental Indenture dated July 14, 2022 (the “Twelfth Supplemental Indenture”), among the Issuer, the guarantors party thereto (the “Guarantors”), the Base Trustee and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), which collectively constitutes the indenture governing the Securities (the Base Indenture, as amended by the Twelfth Supplemental Indenture, the “Indenture”), (a) the due and punctual payment of the principal of, premium, if any, and interest on the 20[24][25][27][29][32] Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, premium, if any, and, to the extent permitted by law, interest on the 20[24][25][27][29][32] Notes, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee, and (b) in case of any extension of time of payment or renewal of any 20[24][25][27][29][32] Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

The obligations of the Subsidiary Guarantors to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Six of the Twelfth Supplemental Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each Holder of the 20[24][25][27][29][32] Note to which this Guarantee is endorsed, by accepting such 20[24][25][27][29][32] Note, agrees to and shall be bound by such provisions.

[Signatures on Following Pages]

Exhibit B-1

IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Guarantee to be signed by a duly authorized officer.

[ ]

By:
Name:
Title:

Exhibit B-1

Exhibit B-2

NOTATION OF PARENT GUARANTEE

For value received, the Parent Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the holder of this Security the payment of principal of, premium, if any, and interest on, the Security upon which this Parent Guarantee is set forth in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal, premium, if any, and, to the extent lawful, interest, on such Security, to the holder of such Security and the Trustee on behalf of the Holders, all in accordance with and subject to the terms and limitations of such Security and Article XI of the Base Indenture. This Parent Guarantee will not become effective until the Trustee (or an authenticating agent) duly executes the certificate of authentication on this Security. This Parent Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

Dated: [   ]

CELANESE CORPORATION

By:
Name:
Title:

Exhibit B-2